Exhibit 4.1

SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of February 9, 2021, among GANNETT CO., INC., a Delaware corporation (the “Company”), the Subsidiary Guarantors party hereto and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H :

WHEREAS, the Company, the Subsidiary Guarantors and the Trustee have heretofore executed an indenture, dated as of November 17, 2020 (as amended, supplemented or otherwise modified, the “Indenture”), providing for the issuance of the Company’s 6.000% Convertible Senior Secured Notes due 2027 (the “Notes”), initially in the aggregate principal amount of $497,094,000;

WHEREAS, the Company has requested that certain provisions of the Indenture be amended as set forth herein;

WHEREAS, pursuant to Section 10.02 of the Indenture, the Trustee, the Company and the Subsidiary Guarantors are authorized to execute and deliver this Supplemental Indenture with the consent of the holders of at least a majority of the aggregate principal amount of the Notes outstanding;

WHEREAS, pursuant to Section 14.05(a)(i) of the Indenture, the Company has delivered to each Holder a Company Permitted Refinancing Notice that specifies the material terms of a proposed refinancing of the Remaining Term Loan (the “Refinancing Transaction”);

WHEREAS, the holders of at least a majority of the aggregate principal amount of the Notes outstanding (determined in accordance with Article 8 of the Indenture) have consented to all of the amendments effected by this Supplemental Indenture in accordance with the provisions of the Indenture, and evidence of such consents has been provided by the Company to the Trustee; and

WHEREAS, the execution and delivery of this instrument has been duly authorized and all conditions and requirements necessary to make this instrument a valid and binding agreement have been duly performed and complied with.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby mutually agree as follows:

1.
Defined Terms.  All capitalized terms used but not defined in this Supplemental Indenture shall have the meanings ascribed to such terms in the Indenture  The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular Section hereof.

2.
Amendment.  Where applicable provisions in this Section 2 call for replacement of texts, it is hereby understood and agreed that such replacement shall be effected by deleting the double stricken text (indicated textually in the same manner as the following example: ~~double stricken text~~) and adding the bold underlined text (indicated textually in the same manner as the following example: bold underlined text), as set forth in such provisions.

(a)
Section 1.01 of the Indenture is hereby amended by deleting the following definitions: “Australian Subsidiary”, “Canadian Notes Party”, “Canadian PPSA”, “Corporations Act”, “ECF Repurchase Event”, “ECF Repurchase Event Amount”, “ECF Repurchase Event Price”, “Foreign Pledge Agreement”, “Foreign Security Agreement”, “Permitted Second Lien Refinancing Indebtedness”, “PPSA”, “Project Pension Obligation”, “RP Cap” and “RP Threshold”.

(b)	Section 1.01 of the Indenture is hereby amended by adding the following definitions in alphabetical order:

““Amendment Date” means the date of the Second Supplemental Indenture.”

““Cumulative Credit Amount” means, as of any date of determination (a) the sum (which amount shall not be less than zero) of, without duplication, (i) Cumulative Retained ECF Amount, plus (ii) the Net Cash Proceeds received by the Notes Parties of any Dispositions of Investments made using the Cumulative Credit Amount (in an amount, together with amounts added pursuant to clause (iii) below, not to exceed the amount of such Investment made using the Cumulative Credit Amount), plus (iii) returns, profits, distributions and similar amounts received by the Company or any of its Restricted Subsidiaries in cash or Cash Equivalents on Investments made using the Cumulative Credit Amount (in an amount, together with amounts added pursuant to clause (ii) above, not to exceed the amount of such investments made using the Cumulative Credit Amount), plus (iv) the cumulative amount of cash and Cash Equivalent proceeds from the sale of Equity Interests (other than any Disqualified Equity Interests) of the Company or any parent company of the Company after the Amendment Date and on or prior to such time, which proceeds have been received in the form of common or preferred equity (other than any Disqualified Equity Interests) by, or contributed as common or preferred equity (other than any Disqualified Equity Interests) to the capital of, the Company, to the extent not previously applied for a purpose other than use in the Cumulative Credit Amount; provided, that any leverage tests otherwise applicable shall not apply when using this subclause (a)(iv) of the “Cumulative Credit Amount”, minus (b) the sum of (i) all Investments made at or prior to such time in reliance on clause (q) of the definition of “Permitted Investments”, plus (ii) all Restricted Payments made at or prior to such time in reliance on clause (g) of the definition of "Permitted Restricted Payments", in each case to the extent utilizing the Cumulative Credit Amount in effect at the time of such Investment or Restricted Payment.”

““Cumulative Retained ECF Amount” means, as of any date of determination, for each Fiscal Year (commencing with the Fiscal Year ending on or about December 31, 2021) with respect to which financial statements have been delivered prior to such date pursuant to Section 4.11(a)(iii), an amount (in no event less than zero) equal to the sum of 50% of Excess Cash Flow of the Company and its Restricted Subsidiaries for all such Fiscal Years.”

““Debt Parameters” means the requirements of clauses (c) through (h) of the definition of “Refinancing Facilities”.”

““Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by Gannett Holdings or a Restricted Subsidiary in connection with a Disposition pursuant to Section 4.12(c) that is designated as Designated Non-Cash Consideration pursuant to a certificate of an Authorized Officer of Gannett Holdings, setting forth the basis of such valuation (which amount will be reduced by the fair market value of the portion of the non-cash consideration converted to cash within 180 days following the consummation of such Disposition).”

““First Lien Net Leverage Ratio” means, with respect to any Person for any period, the ratio of (a) Total Indebtedness of such Person and its Restricted Subsidiaries on a consolidated basis outstanding as of the end of such period (excluding any Indebtedness to the extent unsecured or secured on a junior basis to the First-Priority Obligations), minus Unrestricted Cash of such Person and its Restricted Subsidiaries to (b) Consolidated EBITDA of such Person and its Restricted Subsidiaries for the period of four consecutive Fiscal Quarters then last ended for which financial statements have been (or were required to be) delivered pursuant to Section 4.11(a)(ii) or Section 4.11(a)(iii), as applicable.  Unless otherwise specified, references to the "First Lien Net Leverage Ratio" herein shall mean the First Lien Net Leverage Ratio of the Company and its Restricted Subsidiaries.”

““FSHCO” means any Restricted Subsidiary substantially all of whose assets consists of (a) Equity Interests or (b) Equity Interests and Indebtedness of one or more Foreign Subsidiaries.”

““Gannett Holdings” means Gannett Holdings LLC, a Delaware limited liability company.”

““Junior Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries that (a) is secured by a Lien that is junior in priority to the Lien securing the Notes Obligations, (b) has been expressly subordinated in right of payment to the Notes Obligations or (c) is unsecured.”

““Material Subsidiary” means each Restricted Subsidiary, other than any Restricted Subsidiary that has been designated in writing by the Company to the Trustee as not qualifying as a Material Subsidiary; provided that if, at the end of or for the most recent period of four consecutive Fiscal Quarters, the combined consolidated total assets or combined consolidated revenues of all Restricted Subsidiaries that do not constitute Material Subsidiaries shall have exceeded 5% of the consolidated total assets of the Company and the Restricted Subsidiaries or 5% of the consolidated revenues of the Company and the Restricted Subsidiaries, then one or more of such excluded Restricted Subsidiaries shall for all purposes of this Indenture be deemed to be Material Subsidiaries in descending order based on the amounts of their consolidated total assets or consolidated revenues, as applicable, until such excess shall have been eliminated.  As of the Amendment Date, the Restricted Subsidiaries that are not Material Subsidiaries are listed on Schedule 1.01(C) hereto.”

““Restricted Subsidiary” means each Subsidiary other than an Unrestricted Subsidiary.”

““Second Supplemental Indenture” means the Second Supplemental Indenture, dated as of February 9, 2021, among the Company and the Trustee.”

““Secured Net Leverage Ratio” means, with respect to any Person for any period, the ratio of (a) Total Indebtedness of such Person and its Restricted Subsidiaries on a consolidated basis outstanding as of the end of such period (excluding any Indebtedness to the extent unsecured), minus Unrestricted Cash of such Person and its Restricted Subsidiaries to (b) Consolidated EBITDA of such Person and its Restricted Subsidiaries for the period of four consecutive Fiscal Quarters then last ended for which financial statements have been (or were required to be) delivered pursuant to Section 4.11(a)(ii) or Section 4.11(a)(iii), as applicable.  Unless otherwise specified, references to the "Secured Net Leverage Ratio" herein shall mean the Secured Net Leverage Ratio of the Company and its Restricted Subsidiaries.”

““Specified Transaction” means, with respect to any period, any investment, sale, transfer or other Disposition of assets, incurrence or repayment of Indebtedness, Restricted Payment, subsidiary designation, Investment or other event that by the terms of the Loan Documents requires pro forma compliance with a test or covenant hereunder or requires such test or covenant to be calculated on a pro forma basis.”

““Total Indebtedness” means, with respect to any Person, all Indebtedness of such Person and its Restricted Subsidiaries for borrowed money (excluding any Indebtedness listed on Schedule 4.12(b)) (other than any Permitted Refinancing Indebtedness in respect thereof)).”

““Total Net Leverage Ratio” means, with respect to any Person for any period, the ratio of (a) Total Indebtedness of such Person and its Restricted Subsidiaries on a consolidated basis outstanding as of the end of such period, minus Unrestricted Cash of such Person and its Restricted Subsidiaries to (b) Consolidated EBITDA of such Person and its Restricted Subsidiaries for the period of four consecutive Fiscal Quarters then last ended for which financial statements have been (or were required to be) delivered pursuant to Section 4.11(a)(ii) or Section 4.11(a)(iii), as applicable.  Unless otherwise specified, references to the "Total Net Leverage Ratio" herein shall mean the Total Net Leverage Ratio of the Company and its Restricted Subsidiaries.”

““Unrestricted Cash” means, with respect to any Person as at any date of determination, all cash and Cash Equivalents of such Person and its Restricted Subsidiaries other than cash and Cash Equivalents that would be designated as restricted on the consolidated balance sheet of such Person and its Restricted Subsidiaries prepared in accordance with GAAP.”

““Unrestricted Subsidiary” means (a) any Subsidiary that is designated as an Unrestricted Subsidiary by the Borrower pursuant to Section 4.16 subsequent to the Amendment Date and (b) any Subsidiary of an Unrestricted Subsidiary.”

““Unrestricted Subsidiary Reconciliation Statement” means, with respect to any consolidated balance sheet or statement of operations and retained earnings and or statement of cash flows of the Company and its consolidated Subsidiaries, such financial statement (in substantially the same form) prepared on the basis of consolidating the accounts of the Company and the Restricted Subsidiaries and treating Unrestricted Subsidiaries as if they were not consolidated with the Company and otherwise eliminating all accounts of Unrestricted Subsidiaries, together with an explanation of reconciliation adjustments in reasonable detail.”

(c)	Section 1.01 of the Indenture is hereby amended by replacing the text of the following definitions with the following corresponding text:

““Asset Sale Repurchase Event” shall mean following the occurrence of an Event of Default and so long as such Event of Default is continuing, the occurrence of a Sale and Leaseback Transaction or any Disposition (excluding Dispositions which qualify as Permitted Dispositions under clauses (a), (b), (c), (d), (e), (f), (g), (h), (i) (but only to the extent the fair market value of such property does not exceed $100,000 per Disposition or series of related Dispositions) or (j) of the definition of Permitted Dispositions) by any Notes Party or its Restricted Subsidiaries (other than Sale and Leaseback Transactions and Dispositions resulting in aggregate Net Cash Proceeds not exceeding $250,000 in the case of any single Sale and Leaseback Transaction or Disposition).”

““Capital Expenditures” means, with respect to any Person for any period, the sum of the aggregate of all expenditures by such Person and its Restricted Subsidiaries during such period that in accordance with GAAP are or should be included in “property, plant and equipment”, “intangible assets” or in a similar fixed asset account on its balance sheet, whether such expenditures are paid in cash or financed, including all Capitalized Lease Obligations, obligations under synthetic leases and capitalized software costs that are paid or due and payable during such period.”

““Capitalized Lease” means, with respect to any Person, any lease of (or other arrangement conveying the right to use) real or personal property by such Person as lessee that is required under GAAP to be classified and accounted for as a finance lease on the balance sheet of such Person ~~under Financial Accounting Standards Board Accounting Standards Update No. 2016-02 , Leases (Topic 842)~~.”

““Capitalized Lease Obligations” means, with respect to any Person, obligations of such Person and its Restricted Subsidiaries under Capitalized Leases, and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP.”

““Consolidated EBITDA” means, with respect to any Person for any period:

(a)          the Consolidated Net Income of such Person for such period,

plus

(b)          without duplication, the sum of the following amounts for such period to the extent (except in the case of clause (xi)) deducted in the calculation of Consolidated Net Income for such period:

(i)           any provision for United States federal income taxes or other taxes measured by net income,

(ii)          Consolidated Net Interest Expense (but excluding interest expense related to operating leases that are not Capitalized Leases),

 (iii)         any depreciation and amortization expense (but excluding depreciation and amortization related to operating leases that are not Capitalized Leases),

(iv)          any aggregate net loss on the Disposition of property (other than accounts and Inventory) outside the ordinary course of business,

(v)           any other non-cash expenditure, charge or loss for such period (other than any non-cash expenditure, charge or loss relating to write-offs, write-downs or reserves with respect to accounts and Inventory),

(vi)          ~~(A)~~ any restructuring and integration costs ~~associated with the Transactions and (B)~~, any other extraordinary, non-recurring or unusual charges and expenses or deductions (~~clauses (A) and (B),~~ collectively, "Extraordinary Expenses"); provided that, for any period of four consecutive Fiscal Quarters, the aggregate amount of cash Extraordinary Expenses ~~that are incurred following the Issue Date~~ that are added back pursuant to this clause (vi) in calculating Consolidated EBITDA (when taken together with add-backs pursuant to clause (xi) below for such period of four consecutive Fiscal Quarters) shall not exceed ~~(x) for any period of four consecutive Fiscal Quarters ending after the third Fiscal Quarter of 2020, but on or prior to the last day of Fiscal Year 2021, 12.5% of Consolidated EBITDA of such Person and (y) for any period of four consecutive Fiscal Quarters ending after the last day of Fiscal Year 2021, 7.0% of Consolidated EBITDA of such Person (which percentages, in the case of clauses (x) and (y), shall be calculated prior to giving effect to the addition of Extraordinary Expenses)~~ 20% of Consolidated EBITDA of such Person (which percentage shall be calculated prior to giving effect to any such add-backs and adjustments),

(vii)         deferred financing costs,

(viii)        management fee incentive expense incurred and paid using common Equity Interests,

(ix)          fees, costs and expenses in connection with the Transactions, ~~and~~

(x)           fees, costs and expenses relating to any contemplated or completed acquisitions or dispositions or to any contemplated or completed offering of securities or other Indebtedness, and

(xi)          (x) pro forma “run rate” cost savings, operating expense reductions and synergies related to the Transactions that are reasonably identifiable, factually supportable and projected by the Company in good faith to result from actions that have been taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of the Company) within 18 months after the Amendment Date; and (y) pro forma “run rate” cost savings, operating expense reductions and synergies related to acquisitions, dispositions and other specified transactions (including, for the avoidance of doubt, acquisitions occurring prior to the Amendment Date), restructurings, cost savings initiatives and other initiatives that are reasonably identifiable, factually supportable and projected by the Company in good faith to result from actions that have been taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of the Company) within 18 months after such acquisition, disposition or other specified transaction, restructuring, cost savings initiative or other initiative (in the case of subclauses (x) and (y), without duplication of any actual benefits realized from such steps prior to or during the applicable test period); provided that (1) the Company shall have delivered to the Trustee a certificate of the chief financial officer of the Company, in form and substance reasonably satisfactory to the Trustee (acting at the written direction of the Holders of a majority in aggregate principal amount of the Notes then outstanding), certifying that such cost savings meet the requirements set forth in subclause (x) or (y), as applicable, together with reasonably detailed evidence in support thereof, (2) cost savings, operating expense reductions and synergies will cease to be included in the determination of Consolidated EBITDA if the Company ceases to reasonably expect substantial steps with respect thereto to be taken within such 18-month period or if the benefits thereof are no longer expected by the Company to be achieved and (3) for any period of four Fiscal Quarters, the aggregate amount added back to Consolidated EBITDA for such period pursuant to this clause (xi) (when taken together with add-backs pursuant to clause (vi) above for such period of four consecutive Fiscal Quarters) shall not exceed 20% of Consolidated EBITDA for such period (which percentage shall be calculated prior to giving effect to any such add-backs and adjustments), minus

(c)          without duplication, the sum of the following amounts for such period to the extent included in the calculation of such Consolidated Net Income for such period:

(i)           any credit for United States federal income taxes or other taxes measured by net income,

(ii)          any gain from extraordinary items,

(iii)          any aggregate net gain from the Disposition of property (other than accounts and Inventory) outside the ordinary course of business; and

(iv)          any other non-cash gain, including any reversal of a charge referred to in clause (b)(v) above by reason of a decrease in the value of any Equity Interest, but excluding any such non-cash gains (A) in respect of which cash was received in a prior period or will be received in a future period and (B) that represent the reversal of any accrual in a prior period for, or the reversal of any cash reserves established in a prior period for, anticipated cash charges.

Notwithstanding the foregoing, Consolidated EBITDA shall be $145,480,600, $87,980,000, $78,018,000 and $99,069,000 for the Fiscal Quarters ended December 31, 2020, September 30, 2020, June 30, 2020 and March 31, 2020, respectively.”

““Consolidated Net Income” means, with respect to any Person, for any period, the consolidated net income (or loss) of such Person and its Restricted Subsidiaries for such period; provided, however, that the following shall be excluded:  (a) the net income of any other Person in which such Person or one of its Restricted Subsidiaries has a joint interest with a third-party (which interest does not cause the net income of such other Person to be consolidated into the net income of such Person), except to the extent of the amount of dividends or distributions paid to such Person or Restricted Subsidiary, (b) the net income of any Restricted Subsidiary (other than a Notes Party) of such Person that is, on the last day of such period, subject to any restriction or limitation on the payment of dividends or the making of other distributions, to the extent of such restriction or limitation, and (c) the net income of any other Person arising prior to such other Person becoming a Restricted Subsidiary of such Person or merging or consolidating into such Person or its Restricted Subsidiaries.”

““Consolidated Net Interest Expense” means, with respect to any Person for any period, (a) gross interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis and in accordance with GAAP, less (b) the sum of (i) interest income for such period and (ii) gains for such period on Hedging Agreements (to the extent not included in interest income above and to the extent not deducted in the calculation of gross interest expense), plus (c) the sum of (i) losses for such period on Hedging Agreements (to the extent not included in gross interest expense), (ii) the upfront costs or fees for such period associated with Hedging Agreements (to the extent not included in gross interest expense) and (iii) amortization of original issue discount resulting from the issuance of Indebtedness at less than par or debt discount associated with the Notes, in each case, determined on a consolidated basis and in accordance with GAAP.”

““Contingent Obligation” means, with respect to any Person, any obligation of such Person guaranteeing any Indebtedness ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including~~, without limitation,~~ (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of a primary obligor, (b) the obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement, (c) any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term "Contingent Obligation" shall not include any product warranties extended in the ordinary course of business.  The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation with respect to which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto (assuming such Person is required to perform thereunder), as determined by such Person in good faith.”

““Disposition” means any transaction, or series of related transactions, pursuant to which any Person or any of its Subsidiaries sells, assigns, transfers, leases, licenses (as licensor) or otherwise disposes of any property or assets (whether now owned or hereafter acquired) to any other Person, in each case, whether or not the consideration therefor consists of cash, securities or other assets owned by the acquiring Person.  For purposes of clarification, “Disposition” shall include (a) the sale or other disposition for value of any contracts, (b) the early termination or modification of any contract resulting in the receipt by any Notes Party of a cash payment or other consideration in exchange for such event (other than payments in the ordinary course for accrued and unpaid amounts due through the date of termination or modification), (c) any sale of merchant accounts (or any rights thereto (including~~, without limitation,~~ any rights to any residual payment stream with respect thereto)) by any Notes Party or (d) any disposition of property through a “plan of division” under the Delaware Limited Liability Company Act or any comparable transaction under any similar law.”

““Disqualified Equity Interests” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interest into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (except as a result of (i) the payment in full of the Notes Obligations (other than Contingent Indemnity Obligations) and (ii) a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Notes and all other Notes Obligations (other than Contingent Indemnity Obligations)), (b) is redeemable at the option of the holder thereof, in whole or in part, (c) provides for the scheduled payments of dividends or distributions in cash, or (d) is convertible into or exchangeable for (i) Indebtedness or (ii) any other Equity Interests that would constitute Disqualified Equity Interests, in each case of clauses (a) through (d), prior to the date that is ~~six months~~ 91 days after the Maturity Date.  Notwithstanding the foregoing, for all purposes of this Indenture and the Security Documents, Equity Interests (including, for the avoidance of doubt, rights to purchase Equity Interests) issued by the Company pursuant to or in accordance with the Permitted Rights Agreement shall not constitute Disqualified Equity Interests as a result of providing for the scheduled payments of dividends or distributions in cash (but, for the avoidance of doubt, the Equity Interests issued pursuant to or in accordance with the Permitted Rights Agreement shall constitute Disqualified Equity Interests to the extent they have any of the characteristics described in the foregoing clauses (a), (b) or (d) (other than, in the case of clause (d), Equity Interests convertible into or exchangeable for other Equity Interests that would constitute Disqualified Equity Interests solely as a result of the application of clause (c) above)).”

““Environmental Laws” means, as applicable, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601, et seq.), the Hazardous Materials Transportation Act (49 U.S.C. § 1801, et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901, et seq.), the Federal Clean Water Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.) and, as it relates to exposure to hazardous or toxic materials, the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), as such laws may be amended or otherwise modified from time to time, and any other Requirement of Law, permit, license or other binding determination of any Governmental Authority imposing liability or establishing standards of conduct for protection of the environment or other binding government restrictions relating to the protection of the environment or the generation, storage, use, labelling, transport, distribution, Release, deposit or migration of, or exposure of any Person to, any hazardous or toxic materials or materials listed, defined, or regulated as “hazardous”, “toxic”, a “pollutant”, or a “contaminant” or words of similar meaning under applicable ~~Laws~~ Requirements of Law into the environment.”

““Environmental Liabilities and Costs” means all liabilities, monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigations and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any Governmental Authority or any third party, and which, in each case, relate to any Notes Party’s noncompliance with Environmental Laws, or any environmental condition at or a Release of Hazardous Materials from or onto (a) any property presently or formerly owned by any Notes Party or any of its Subsidiaries or (b) any facility which received Hazardous Materials generated by any Notes Party or any of its Subsidiaries.”

““Equity Issuance” means either (a) the sale or issuance by any Notes Party or any of its Restricted Subsidiaries of any shares of its Equity Interests or (b) the receipt by the Company of any cash capital contributions.”

““Excess Cash Flow” means, with respect to any Person for any period,

(a)          Consolidated EBITDA of such Person and its Restricted Subsidiaries for such period, adjusted to exclude any gains or losses attributable to events that trigger a mandatory prepayment requirement in respect of the Remaining Term Loan (or any Refinancing Facilities in respect thereof) under the definitive documentation for the Remaining Term Loan (or such Refinancing Facilities, as applicable), less

(b)          the sum of, without duplication,

(i)           the cash portion of Consolidated Net Interest Expense paid during such period,

(ii)          income taxes paid in cash by such Person and its Restricted Subsidiaries for such period,

(iii)         all cash principal payments made on the Remaining Term Loan (or any Permitted Refinancing in respect thereof), ~~in each case to the extent not funded with an incurrence of Indebtedness,~~ during such period,

(iv)         ~~all Notes purchased by the Company in connection with an Unrestricted Cash Repurchase Event during such period pursuant to Article 14~~[reserved],

(v)          the cash portion of Capital Expenditures made during such period ~~(i)~~ to the extent not funded with (x) an incurrence of Indebtedness or (y) proceeds from the issuance of Equity Interests ~~and (ii) subject to a cap equal to $40,000,000 for each such period~~,

(vi)          the excess, if any, of Working Capital at the end of such period over Working Capital at the beginning of such period (or, if the difference results in an amount less than zero, minus the excess, if any, of Working Capital at the beginning of such period over Working Capital at the end of such period),

(vii)        all cash expenses, fees, charges and amounts to the extent added back to Consolidated EBITDA (or its component definitions) for such period,

(viii)        cash payments to fund pension obligations made during such period,

(ix)          the cash portion of the purchase price paid in connection with Permitted Acquisitions made by such Person and its Restricted Subsidiaries during such period (excluding any Permitted Acquisitions to the extent financed with the proceeds of an Equity Issuance),

(x)          any cash actually paid during such period in respect of any non-cash losses or charges recorded in a prior period; and

(xi)         the amount of Restricted Payments made during such period pursuant to clauses ~~(c)~~ (f) and (g)(i) of “Permitted Restricted Payments”.”

““Excluded Property” means (i) the property and other assets of the Company and the Subsidiary Guarantors that is excluded from the grant of security interest in favor of the Notes Collateral Agent, on behalf of the Holders, pursuant to the terms of this Indenture and the Security Documents or (ii) any property or assets of the Company or any Subsidiary Guarantor for which neither Company nor any Subsidiary Guarantor is required pursuant to the Remaining Term Loan or any Refinancing Facilities in respect thereof to be used to secure the Obligations under the Remaining Term Loan or any Refinancing Facilities in respect thereof.”

““Excluded Subsidiary” means~~, Newsquest Media Group Limited and each of its Subsidiaries, unless (i) the Company elects to satisfy the requirements of Section 4.11(b) with respect to such Excluded Subsidiary, (ii) such Excluded Subsidiary is no longer a Foreign Subsidiary or (iii) as a result of such Excluded Subsidiary’s providing a Subsidiary Guarantee, such Excluded Subsidiary would not have any liability to contribute to an occupational pension scheme (as defined in section 1 of the Pension Schemes Act 1993 (United Kingdom)) in the United Kingdom other than an occupational pension scheme all the benefits under which are money purchase benefits (as defined in section 181 of the Pension Schemes Act 1993 (United Kingdom))~~ any of the following:  (a) an Unrestricted Subsidiary, (b) a Restricted Subsidiary that is a Foreign Subsidiary or a FSHCO, (c) a Restricted Subsidiary that is a not a Material Subsidiary, (d) Newsquest Media Group Limited and each of its Subsidiaries or (e) a Restricted Subsidiary that either (i) is not wholly owned, directly or indirectly, by the Company on the Issue Date or (ii) becomes a Restricted Subsidiary that is not wholly owned, directly or indirectly, by the Company after the Issue Date pursuant to a bona fide transaction with a non-affiliated party the primary purpose of which was other than causing such Restricted Subsidiary to become an Excluded Subsidiary.”

““First-Priority Obligations” means (x) prior to the consummation of a Permitted Refinancing of the Remaining Term Loan, (i) the Remaining Term Loan and (ii) all Notes Obligations and (y) after the consummation of a Permitted Refinancing of the Remaining Term Loan, ~~the~~ any (i) Refinancing Facilities and (ii) Ratio Debt that, in each case, is permitted to be incurred hereunder and permitted to be secured by a Lien on the Collateral on a senior basis to the Notes Obligations.”

““Fiscal Quarter” means a fiscal quarter of the Company and its Subsidiaries~~; provided that, for purposes of determining the availability under any exception to the covenants in Section 4.12 (including any related defined terms), “Fiscal Quarter” shall at all times refer to the fiscal quarter of the Company~~.”

““Fiscal Year” means the fiscal year of the Company and its Subsidiaries ending on December 31 of each calendar year.”

““Hazardous Material” means (a) any element, compound or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substance, extremely hazardous substance or chemical, hazardous waste, special waste, or solid waste under Environmental Laws or that is likely to cause immediately, or at some future time, harm to or have an adverse effect on, the environment or human health or safety, including~~, without limitation,~~ any pollutant, contaminant, waste, hazardous waste, toxic substance or dangerous good which is defined or identified in any Environmental Law and which is present in the environment in such quantity or state that it contravenes any Environmental Law; (b) petroleum and its refined products; (c) polychlorinated biphenyls; (d) any substance exhibiting a hazardous waste characteristic, including~~, without limitation,~~ corrosivity, ignitability, toxicity or reactivity, that subjects it to regulation under Environmental Law, as well as any radioactive or explosive materials; and (e) any raw materials, building components (including~~, without limitation,~~ asbestos-containing materials) and manufactured products containing hazardous substances listed or classified as such under Environmental Laws.”

““Intercreditor Agreements” means (i) the First Lien Intercreditor Agreement ~~and,~~ (ii) after any Permitted Refinancing of the Remaining Term Loan, the Senior Lien Intercreditor Agreement and (iii) any other intercreditor agreement in form and substance reasonably satisfactory to the Holders of a majority in aggregate principal amount of the Notes then outstanding, governing the relative rights of the Holders and the holders of other Indebtedness permitted hereunder to be incurred and secured by a Lien on the Collateral.”

““Inventory” means, with respect to any Person, all goods and merchandise of such Person leased or held for sale or lease by such Person, including~~, without limitation,~~ all raw materials, work-in-process and finished goods, and all packaging, supplies and materials of every nature used or usable in connection with the shipping, storing, advertising or sale of such goods and merchandise, whether now owned or hereafter acquired, and all such other property the sale or other disposition of which would give rise to an Account or cash.”

““Lien” means any mortgage, deed of trust, pledge, lien (statutory or otherwise), security interest, charge or other encumbrance or security or preferential arrangement of any nature, including~~, without limitation,~~ any conditional sale or title retention arrangement, any Capitalized Lease and any assignment, deposit arrangement or financing lease intended as, or having the effect of, security, but not including the interest of a lessor under a lease that is an operating lease.”

““Material Real Property” means any fee interest in any real property (wherever located) with an appraisal or current value in a Notes Party’s good-faith estimate in excess of $~~2,500,000~~5,000,000.”

““Net Cash Proceeds” means, with respect to any issuance or incurrence of any Indebtedness, any Equity Issuance, any Disposition (including, for the avoidance of doubt, any Sale and Leaseback Transaction) or the receipt of any Extraordinary Receipts by any Person or any of its Restricted Subsidiaries, the aggregate amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of such Person or such Restricted Subsidiary, in connection therewith after deducting therefrom only (a) in the case of any Disposition or the receipt of any Extraordinary Receipts consisting of insurance proceeds or condemnation awards, the amount of any Indebtedness secured by any Permitted Lien on any asset (other than Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection therewith (other than Indebtedness under this Indenture), (b) all expenses related thereto incurred by such Person or such Restricted Subsidiary in good faith in connection therewith (including, with respect to any Permitted Disposition or Sale and Leaseback Transaction permitted under Section 4.12(f), expenditures in respect of moving and build-out costs), (c) transfer taxes paid or reasonably estimated to be payable to any taxing authorities by such Person or such Restricted Subsidiary in connection therewith, and (d) net income taxes to be paid in connection therewith (after taking into account any tax credits or deductions and any tax sharing arrangements), in each case, to the extent, but only to the extent, that the amounts so deducted are (i) actually paid (or reasonably estimated to be payable) to a Person that, except in the case of out-of-pocket expenses and tax payments, is not an Affiliate of such Person or any of its Restricted Subsidiaries and (ii) properly attributable to such transaction or to the asset that is the subject thereof.”

““Permitted Acquisition” means any Acquisition by a Notes Party or any wholly-owned Restricted Subsidiary of a Notes Party to the extent that each of the following conditions shall have been satisfied:

(a)          no ~~Default or~~ Event of Default shall have occurred and be continuing or would result from the consummation of the proposed Acquisition;

(b)          the Company shall have furnished to the Trustee at least 10 Business Days prior to the consummation of such Acquisition a certificate of the chief financial officer of the Company, demonstrating on a pro forma basis compliance, as at the end of the most recently ended Fiscal Quarter for which internally prepared financial statements are available, with the covenant set forth in Section 4.13 hereof after the consummation of such Acquisition;

(c)          the agreements, instruments and other documents pursuant to which the Acquisition is to be consummated shall provide that (i) neither the Notes Parties nor any of their Restricted Subsidiaries shall, in connection with such Acquisition, assume or remain liable in respect of any Indebtedness of the applicable Seller or Sellers, or other obligation of the applicable Seller or Sellers (except for obligations incurred in the ordinary course of business in operating the property so acquired and necessary or desirable to the continued operation of such property and except for Permitted Indebtedness), and (ii) all property to be so acquired in connection with such Acquisition shall be free and clear of any and all Liens, except for Permitted Liens (and if any such property is subject to any Lien not permitted by this clause (ii) then concurrently with such Acquisition such Lien shall be released);

(d)          ~~such Acquisition shall be effected in such a manner so that the acquired assets or Equity Interests are owned by a Notes Party and, if effected by merger or consolidation involving a Notes Party, such Notes Party shall be the continuing or surviving Person (or the continuing or surviving Person shall become a Notes Party)~~ the aggregate consideration in respect of Equity Interests in Persons that do not become Notes Parties upon the consummation of such Acquisition, and in respect of assets that are acquired by Restricted Subsidiaries that are not Notes Parties in connection with such Acquisition, shall not for all such Acquisitions made after the Amendment Date (when taken together with the aggregate amount of Investments then outstanding under clause (d) of “Permitted Intercompany Investments”) exceed $100,000,000;

(e)          ~~except as permitted under clause (c) above, no Indebtedness or earn-out shall be incurred or assumed in connection with any such Acquisition~~[reserved];

(f)          ~~the assets being acquired or the Person whose Equity Interests are being acquired did not have negative Consolidated EBITDA (calculated excluding corporate overhead costs) during the 12 consecutive month period most recently concluded prior to the date of the proposed Acquisition~~[reserved];

(g)          the assets being acquired (other than a de minimis amount of assets in relation to the Notes Parties’ and their Restricted Subsidiaries’ total assets), or the Person whose Equity Interests are being acquired, are useful in or engaged in, as applicable, the business of the Notes Parties and their Restricted Subsidiaries or a business reasonably related thereto;

(h)          [reserved];

(i)          the applicable Notes Party or Restricted Subsidiary ~~any such Subsidiary (and its equityholders)~~ shall execute and deliver the agreements, instruments and other documents required by Section 4.11(b) on or prior to the date of the consummation of such Acquisition (or arrangements for the taking of such actions within the grace periods provided in Section 4.11(b) for a newly-formed or acquired Restricted Subsidiary shall have been made);

(j)          the consideration for any such Acquisition shall consist solely of (x) Equity Interests of the Company or cash generated by the issuance of Equity Interests of the Company or (y) unrestricted cash on the balance sheet; and

(k)          ~~before and after giving effect to any such Acquisition, the Company shall be permitted to make at least $1.00 of Restricted Payments pursuant to clause (c) of “Permitted Restricted Payments”.~~the Total Net Leverage Ratio, recomputed on a pro forma basis as of the last day of the most recently ended Fiscal Quarter, is equal to or less than 3.00 to 1.00 after giving effect to such Permitted Acquisition.

““Permitted Disposition” means:

(a)          sale of Inventory in the ordinary course of business;

(b)          licensing or sub-licensing, on a non-exclusive basis, Intellectual Property rights in the ordinary course of business;

(c)          leasing or subleasing assets (including ground leases) in the ordinary course of business;

(d)          (i) the lapse of Registered Intellectual Property of the Company and its Restricted Subsidiaries to the extent not economically desirable in the conduct of their business or (ii) the abandonment of Intellectual Property rights in the ordinary course of business so long as (in each case under clauses (i) and (ii)), (A) with respect to copyrights, such copyrights are not material revenue generating copyrights, and (B) such lapse is not materially adverse to the interests of the Holders;

(e)          any involuntary loss, damage or destruction of property;

(f)          any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property;

(g)          so long as no Event of Default has occurred and is continuing or would result therefrom, ~~transfers~~ Dispositions of assets ~~(i)~~ from the Company or any of its Restricted Subsidiaries to ~~a Notes Party, and (ii) from any Subsidiary of the Company that is not a Notes Party to any other Subsidiary of the Company~~ the Company or any of its Restricted Subsidiaries; provided that any such Dispositions after the Amendment Date involving a Restricted Subsidiary that is not a Notes Party shall be made in compliance with Section 4.12(j);

(h)          the granting of Permitted Liens;

(i)          (x) Disposition of obsolete or worn-out equipment or equipment that is no longer used or useful in the business of the Company and its Restricted Subsidiaries, in each case in the ordinary course of business and (y) Dispositions of equipment to the extent such equipment is exchanged for credit against the purchase price of similar replacement property;

(j)          Dispositions of accounts receivable in connection with a compromise, write-down or collection thereof in the ordinary course of business or in connection with the bankruptcy or reorganization of the applicable counterparty and Dispositions of any securities received in any such bankruptcy or reorganization; ~~and~~

(k)          Dispositions of property or assets the aggregate amount of consideration received for which does not exceed, for all such Dispositions made pursuant to this clause (k), $10,000,000; and

(l)          Dispositions of property or assets not otherwise permitted in clauses (a) through (j) above as long as (i) the aggregate amount of consideration received is not less than the fair market value of such property or assets and (ii) ~~100~~75% of the purchase price is payable in cash or Cash Equivalents; provided that (A) any liabilities (as shown on Gannett Holdings’s or such Restricted Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of Gannett Holdings or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Notes Obligations, that are assumed by the transferee with respect to the applicable Disposition shall be deemed to be cash consideration in an amount equal to the liabilities so assumed and (B) any Designated Non-Cash Consideration received by Gannett Holdings or such Restricted Subsidiary in respect of any Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (B) that is at that time outstanding, not in excess of $5,000,000 at the time of the receipt of such Designated Non-Cash Consideration, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash consideration.”

““Permitted Indebtedness” means:

(a)          any Indebtedness represented by the Notes and the Subsidiary Guarantees ~~or Permitted Second Lien Refinancing Indebtedness;~~

(b)          Indebtedness existing on the Issue Date (other than Indebtedness described in clauses (a) and (c)), and any Permitted Refinancing Indebtedness in respect of such Indebtedness;

(c)          (i) the Remaining Term Loan and any Refinancing Facilities or (ii) any Indebtedness of the Company or its Subsidiaries that constitutes Additional Refinancing Facilities;

(d)          Permitted Intercompany Investments;

(e)          Indebtedness incurred in the ordinary course of business under performance, surety, statutory, and appeal bonds and similar obligations (other than in respect of other Indebtedness);

(f)          Indebtedness owed to any Person (including obligations in respect of letters of credit, bank guarantees and similar instruments for the benefit of such Person) providing property, casualty, liability, or other insurance to the Notes Parties, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the period in which such Indebtedness is incurred and such Indebtedness is outstanding only during such period;

(g)         the incurrence by any Notes Party of Indebtedness under Hedging Agreements that are incurred for the bona fide purpose of hedging the interest rate, commodity, or foreign currency risks associated with such Notes Party’s operations and not for speculative purposes;

(h)         Indebtedness incurred in respect of credit cards, credit card processing services, debit cards, stored value cards, purchase cards (including so-called “procurement cards” or “P-cards”) or other similar cash management services, in each case, incurred in the ordinary course of business;

(i)          contingent liabilities in respect of any indemnification obligation, adjustment of purchase price, non-compete, or similar obligation of any Notes Party incurred in connection with the consummation of one or more Permitted Acquisitions;

(j)          Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of incurrence;

(k)          Indebtedness consisting of the financing of insurance premiums to the extent non-recourse (other than to the insurance premiums) incurred in the ordinary course of business;

(l)          customer deposits and advance payments received in the ordinary course of business from customers for goods purchased in the ordinary course of business;

(m)         Indebtedness in respect of Contingent Obligations of the Company or any of its Restricted Subsidiaries in respect of Indebtedness of the Company or any ~~other Subsidiary~~ of its Restricted Subsidiaries permitted hereunder; provided that, in the case of a Contingent Obligation of a Notes Party in respect of Indebtedness of a Restricted Subsidiary that is not a Notes Party, such Contingent Obligation is permitted under Section 4.12(e);

(n)          other unsecured Indebtedness in an aggregate principal amount not exceeding $25,000,000 at any time outstanding;

(o)          the Existing Convertible Notes in an aggregate principal amount not to exceed the aggregate principal amount thereof on the Amendment Date, and Permitted Refinancing Indebtedness in respect thereof; ~~and~~

(p)          ~~Capitalized Lease Obligations arising from Sale and Leaseback Transactions permitted pursuant to Section 4.12(f) and in an aggregate amount not to exceed $5,000,000 at any time outstanding.~~(i) Indebtedness of Gannett Holdings or any of its Restricted Subsidiaries incurred to finance the acquisition, construction, lease or improvement of any fixed or capital assets, including Capitalized Lease Obligations and any Indebtedness assumed by Gannett Holdings or any of its Restricted Subsidiaries in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof; provided that such Indebtedness is incurred prior to or within 180 days after such acquisition or lease or the completion of such construction or improvement, and (ii) Permitted Refinancing Indebtedness in respect of Indebtedness incurred or assumed pursuant to clause (i) above; provided further that the aggregate principal amount of Indebtedness permitted by this clause (p) shall not exceed, at any time outstanding, the greater of (x) $10,000,000 and (y) 2.5% of Consolidated EBITDA of the Company and its Restricted Subsidiaries for the most recently ended period of four consecutive Fiscal Quarters for which financial statements are required to have been delivered pursuant to Section 4.11(a)(ii) or Section 4.11(a)(iii), as applicable;

(q)          (i) Indebtedness in the form of one or more series of senior notes or credit facilities (“Ratio Debt”) of the Company secured by the Collateral on either a senior basis to the Notes or a junior basis to the Notes or unsecured, in an aggregate principal amount not to exceed, at any one time outstanding, the sum of (x) $206,000,000, plus (y) additional amounts if, immediately after giving effect to the incurrence of such additional amount (but without giving effect to any amount incurred simultaneously under the immediately preceding clause (x)) and the application of the proceeds therefrom, (1) in the case of any Ratio Debt that will be secured by the Collateral on a senior basis to the Notes, the First Lien Net Leverage Ratio, recomputed on a pro forma basis as of the last day of the most recently ended Fiscal Quarter giving effect to the incurrence of such Ratio Debt, is equal to or less than 2.00 to 1.00, (2) in the case of any Ratio Debt that will be secured by the Collateral on a junior basis to the Notes, the Secured Net Leverage Ratio, recomputed on a pro forma basis as of the last day of the most recently ended Fiscal Quarter giving effect to the incurrence of such Ratio Debt, is equal to or less than 3.00 to 1.00 or (3) in the case of any Ratio Debt that will be unsecured, the Total Net Leverage Ratio, recomputed on a pro forma basis as of the last day of the most recently ended Fiscal Quarter giving effect to the incurrence of such Ratio Debt, is equal to or less than 3.50 to 1.00; provided that no Event of Default shall have occurred and be continuing at the time of incurrence of such Indebtedness or would result therefrom, and (ii) any Permitted Refinancing Indebtedness in respect of such Indebtedness; provided, that any secured Indebtedness incurred under this clause (q) must (I) satisfy the Debt Parameters and (II) be subject to an intercreditor agreement in form and substance reasonably satisfactory to the Holders of a majority in aggregate principal amount of the Notes then outstanding;

(r)          Indebtedness of the Company or any Restricted Subsidiary in the form of purchase price adjustments, earn-outs, non-competition agreements or other arrangements representing acquisition consideration or deferred payments of a similar nature incurred in connection with any Permitted Acquisition or other Permitted Investment;

(s)          Indebtedness of Foreign Subsidiaries, including in respect of local lines of credit, letters of credit, bank guarantees, receivables financings, factoring arrangements, sale and leaseback transactions and similar extensions of credit in the ordinary course of business, in an aggregate principal amount not to exceed, at any time outstanding, the greater of (i) $20,000,000 and (ii) 5% of Consolidated EBITDA of the Company and its Restricted Subsidiaries for the most recently ended period of four consecutive Fiscal Quarters for which financial statements are required to have been delivered pursuant to Section 4.11(a)(ii) or Section 4.11(a)(iii), as applicable; provided that if such Indebtedness is secured, it shall be secured only by the assets of such Foreign Subsidiary; and

(t)          Indebtedness of the Company or any Restricted Subsidiary under the Paycheck Protection Program of the U.S. Small Business Administration in an aggregate principal amount not to exceed, at any time outstanding, $20,000,000.”

““Permitted Intercompany Investments” means Investments made by (a) a Notes Party to or in another Notes Party, (b) a Restricted Subsidiary that is not a Notes Party to or in another Restricted Subsidiary that is not a Notes Party, ~~and~~ (c) a Subsidiary that is not a Notes Party to or in a Notes Party, so long as, in the case of a loan or advance made pursuant to this clause (c), the parties thereto are party to the Intercompany Subordination Agreement, (d) a Notes Party to or in a Restricted Subsidiary that is not a Notes Party; provided that the aggregate amount of Investments made after the Amendment Date pursuant to this clause (d) (when taken together with any Permitted Acquisitions made pursuant to clause (d) of the definition of “Permitted Acquisitions” after the Amendment Date) shall not exceed $100,000,000 at any time outstanding; provided, further, that intercompany current liabilities incurred in the ordinary course of business and in good faith in connection with cash management operations of the Company and its Restricted Subsidiaries shall not count in calculating the limitation set forth in the immediately preceding proviso, and (e) Notes Parties as specified in Part II to Schedule 4.12(e) hereto.”

““Permitted Investments” means:

(a)          Investments in cash and Cash Equivalents;

(b)          Investments in negotiable instruments deposited or to be deposited for collection in the ordinary course of business;

(c)          advances made in connection with purchases of goods or services in the ordinary course of business;

(d)          Investments received in settlement of amounts due to any Notes Party or any of its Restricted Subsidiaries effected in the ordinary course of business or owing to any Notes Party or any of its Restricted Subsidiaries as a result of Insolvency Proceedings involving an Account Debtor or upon the foreclosure or enforcement of any Lien in favor of a Notes Party or its Restricted Subsidiaries;

(e)          Investments existing on the Issue Date, but not any increase in the amount thereof ~~as set forth in such Schedule~~ or any other modification of the terms thereof;

(f)          Permitted Intercompany Investments;

(g)          Permitted Acquisitions ~~and any Investments held by any Person acquired in connection with (but not made in contemplation of) any Permitted Acquisition as of the date of consummation of such acquisition~~;

(h)          (i) earn-outs that become due and payable to any Notes Party or its Restricted Subsidiaries pursuant to the terms of Section 1.8 of the BridgeTower Asset Purchase Agreement and (ii) other purchase price adjustments, earn-outs, non-competition agreements or other arrangements representing acquisition consideration or deferred payments of a similar nature incurred in connection with any Permitted Acquisition or other Permitted Investment;

(i)          Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(j)          Investments in Hedging Agreements permitted under Section 4.12(b)

(k)          extensions of trade credit in the ordinary course of business, and investments received in satisfaction or partial satisfaction thereof from financially troubled Account Debtors in the ordinary course of business;

(l)          Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers consistent with past practices;

(m)        Investments consisting of the purchase of outstanding minority interests in non-wholly owned subsidiaries of the Notes Parties pursuant to obligations existing as of the date of this Indenture and set forth on Schedule 4.12(e); ~~and~~

(n)          Investments in the form of guarantees of third-party lease obligations arising in connection with Permitted Dispositions~~.~~;

(o)          Investments of any Person (other than an Unrestricted Subsidiary) existing at the time such Person becomes a Restricted Subsidiary or consolidates or merges with the Company or any of its Restricted Subsidiaries so long as such Investments were not made in contemplation of such Person becoming a Restricted Subsidiary or of such consolidation or merger;

(p)          Guarantees by any Notes Party or any Restricted Subsidiary of obligations in respect of leases (including subleases) and other obligations, in each case that do not constitute Indebtedness; and

(q)          other Investments by the Company or any of its Restricted Subsidiaries in an aggregate amount, as valued at cost at the time each such Investment is made and including all related commitments for future Investments (and the principal amount of any Indebtedness that is assumed or otherwise incurred in connection with such Investment), in an aggregate amount at any time outstanding not in excess of the sum of (i) $100,000,000 (less the aggregate amount of Restricted Payments that have been made pursuant to subclause (i) of clause (g) of the definition of "Permitted Restricted Payments" on or prior to the applicable date of determination); provided that (x) at the time such Investment is made pursuant to this subclause (i), no Event of Default shall have occurred and be continuing or would result therefrom and (y) such Investment shall be made in the form of cash or Cash Equivalents, and (ii) the Cumulative Credit Amount; provided that at the time any such Investment is made pursuant to this subclause (ii), (A) no Event of Default shall have occurred and be continuing or would result therefrom and (B) the Total Net Leverage Ratio, recomputed on a pro forma basis as of the last day of the most recently ended Fiscal Quarter, is equal to or less than 2.00 to 1.00 after giving effect to such Investment.”

““Permitted Liens” means:

(a)          Liens securing the Notes Obligations ~~or Permitted Second Lien Refinancing Indebtedness~~;

(b)          Liens for taxes, assessments and governmental charges the payment of which is not required under Section 4.11(c)(ii);

(c)          Liens imposed by law, such as carriers’, warehousemen’s, mechanics’, materialmen’s and other similar Liens arising in the ordinary course of business and securing obligations (other than Indebtedness for borrowed money) that are not overdue by more than 30 days or are being contested in good faith and by appropriate proceedings initiated as promptly as practicable and diligently conducted, and a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

(d)          Liens existing on the Issue Date (other than Liens in favor of the holders of the Remaining Term Loan and the Notes), provided that any such Lien shall only secure the Indebtedness that it secures on the Issue Date and any Permitted Refinancing Indebtedness in respect thereof;

(e)          (i) Liens in favor of the holders of the Remaining Term Loan or (ii) Liens in respect of the Refinancing Facilities or any Additional Refinancing Facilities and subject to a Senior Lien Intercreditor Agreement or another senior lien intercreditor agreement in form and substance reasonably satisfactory to the Holders of a majority in aggregate principal amount of the Notes then outstanding;

(f)          deposits and pledges of cash securing (i) obligations incurred in respect of workers’ compensation, unemployment insurance or other forms of governmental insurance or benefits, (ii) the performance of bids, tenders, leases, contracts (other than for the payment of money) and statutory obligations or (iii) obligations on surety or appeal bonds (and, in the case of each of the foregoing, deposits and pledges of cash in respect of letters of credit, bank guarantees or similar instruments issued for the account of the Company or any Subsidiary in support of any such obligations), but only to the extent such deposits or pledges are made or otherwise arise in the ordinary course of business and secure obligations not past due;

(g)          with respect to any fee interest in any real property, covenants, easements, zoning restrictions and similar encumbrances on real property and minor irregularities in the title thereto that do not (i) secure obligations for the payment of money (other than Indebtedness otherwise permitted hereunder) or (ii) materially impair the value of such property or its use by any Notes Party or any of its Subsidiaries in the normal conduct of such Person’s business;

(h)          Liens of landlords and mortgagees of landlords securing unpaid rents (i) arising by statute or under any lease or related Contractual Obligation entered into in the ordinary course of business, (ii) on fixtures and movable tangible property located on the real property leased or subleased from such landlord, or (iii) for amounts not yet due or that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves or other appropriate provisions are maintained on the books of such Person in accordance with GAAP;

(i)          the title and interest of a lessor or sublessor, or of a licensor or a sublicensor, in and to personal property leased or subleased (other than through a Capitalized Lease), or licensed or sublicensed, in each case extending only to such personal property;

(j)          non-exclusive licenses of Intellectual Property granted in the ordinary course of business;

(k)          judgment liens securing judgments and other proceedings not constituting an Event of Default under Section 6.01(h);

(l)          rights of set-off, bankers’ liens or similar rights and remedies upon deposits of cash in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of such deposit accounts in the ordinary course of business;

(m)         Liens granted in the ordinary course of business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted under the definition of “Permitted Indebtedness”;

(n)          Liens solely on any cash earnest money deposits made by any Notes Party in connection with any letter of intent or purchase agreement with respect to a Permitted Acquisition;

(o)          Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(p)          Liens (i) of a collection bank arising under Section 4-208~~210~~ of the Uniform Commercial Code (or any comparable or successor provision) on items in the course of collection, and (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business;

(q)          Liens that are contractual rights of set-off relating to purchase orders and other agreements entered into by the Company or any of its Subsidiaries in the ordinary course of business;

(r)          Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Subsidiaries in the ordinary course of business;

(s)          leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries and do not secure any Indebtedness;

(t)          Liens arising from UCC or other applicable personal property financing statement filings regarding operating leases entered into by the Company and its Subsidiaries in the ordinary course of business;

(u)          ~~Liens to secure Capitalized Lease Obligations resulting from Sale and Leaseback Transactions that are permitted pursuant to Section 4.12(f) so long as any such Lien does not apply to any property or assets of the Company or any of its Subsidiaries other than the property or assets leased pursuant to the Capitalized Leases~~ Liens on fixed or capital assets acquired, constructed or improved (including any such assets made the subject of a Capitalized Lease Obligation incurred) by Gannett Holdings or any of its Restricted Subsidiaries; provided that (i) such Liens only secure Indebtedness incurred to finance such acquisition, construction or improvement and permitted by clause (p)(i) of the definition of “Permitted Indebtedness” or any Permitted Refinancing Indebtedness in respect thereof permitted by clause (p)(ii) of the definition of “Permitted Indebtedness”, (ii) such Liens and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement (provided that this clause (ii) shall not apply to any Permitted Refinancing Indebtedness permitted by clause (p)(ii) of the definition of “Permitted Indebtedness” or any Lien securing such Permitted Refinancing Indebtedness), (iii) the Indebtedness secured thereby does not exceed the lesser of the cost of acquiring, constructing or improving such fixed or capital asset or, in the case of Indebtedness permitted by clause (p)(i) of the definition of “Permitted Indebtedness”, its fair market value at the time such security interest attaches, and in any event, the aggregate principal amount of such Indebtedness does not exceed the principal amount of Indebtedness permitted under clause (p) of the definition of “Permitted Indebtedness” and (iv) such Liens shall not apply to any other property or assets of Gannett Holdings or any of its Restricted Subsidiaries (except assets financed by the same financing source pursuant to the same financing scheme in the ordinary course of business); ~~and~~

(v)          Liens arising from Cash Equivalents described in clause (d) of the definition of ~~the term~~ “Cash Equivalents”;

(w)         [reserved];

(x)          in the case of (i) any Restricted Subsidiary that is not a wholly owned Subsidiary or (ii) the Equity Interests in any Person that is not a Restricted Subsidiary, any encumbrance or restriction, including any put and call arrangements, related to Equity Interests in such Restricted Subsidiary or such other Person set forth in the organizational documents of such Restricted Subsidiary or such other Person or any related joint venture, shareholders’ or similar agreement;

(y)          Liens granted by a Restricted Subsidiary that is not a Notes Party in respect of Indebtedness permitted to be incurred by such Restricted Subsidiary under Section 4.12(b);

(z)          Liens granted by (i) the Company or any other Notes Party in respect of Indebtedness permitted to be incurred on a secured basis under clause (q) of the definition of "Permitted Indebtedness" and (ii) any Foreign Subsidiary in respect of Indebtedness permitted to be incurred under clause (s) of the definition of "Permitted Indebtedness"; and

(aa)        Liens not otherwise permitted by clauses (a) through (z) of this definition to the extent that neither (i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate fair market value (determined as of the date such Lien is incurred) of the assets subject thereto exceeds $10,000,000 at any time outstanding.”

““Permitted Refinancing” means the refunding, refinancing, replacement or exchange of all remaining Indebtedness under the Remaining Term Loan (or any Refinancing Facilities in respect thereof) with ~~the~~ Refinancing Facilities ~~(or any Refinancing Facilities in respect thereof)~~.”

““Permitted Restricted Payments” means any of the following Restricted Payments made by:

(a)          ~~any Subsidiary of the Company to the Company or any other Subsidiary~~ the Company or any of its Restricted Subsidiaries to the Company or any of its Restricted Subsidiaries; provided that, if the ~~Subsidiary~~ Person making such Restricted Payment is a Notes Party, then the recipient of such Restricted Payment shall also be a Notes Party,

(b)          the Company to make Restricted Payments in the form of common Equity Interests,

(c)          ~~so long as (i) no Default or Event of Default has occurred and is continuing or would result therefrom and (ii) an Officer’s Certificate of the Company is received by the Trustee calculating the Total Gross Leverage Ratio for the Fiscal Quarter most recently ended prior to the Fiscal Quarter in which such Restricted Payment is made for purposes of determining the RP Threshold, the Company to make Restricted Payments in an aggregate amount not to exceed the RP Cap~~ [reserved],

(d)          the Company to make cash payments in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchange for Equity Interests in the Company,

(e)          the Company to repurchase Equity Interests upon the exercise of stock options if such Equity Interests represent a portion of the exercise price of such stock options, ~~and~~

(f)          Detroit Newspaper Partnership, L.P., a Michigan limited partnership, to Detroit News, Inc., a Michigan corporation and a wholly owned subsidiary of Media News Group, Inc. (“Detroit News”), as required pursuant to the Amended and Restated Joint Operating Agreement dated as of August 3, 2005 (as amended as of February 6, 2009), by and between Detroit Free Press, Incorporated, a Michigan corporation, and Detroit News, as such agreement is in effect as of the Issue Date, and in an amount not to exceed $2,000,000 in any Fiscal Year, and~~.~~

(g)          the Company to make Restricted Payments in an aggregate amount not in excess of the sum of (i) $100,000,000 (less the aggregate amount of Investments outstanding (without giving effect to any write-off or write-down) that have been made pursuant to subclause (i) of clause (q) of the definition of “Permitted Investment” on or prior to the applicable date of determination) and (ii) the Cumulative Credit Amount; provided that at the time any such Restricted Payment is made pursuant to this clause (g)(i) or (g)(ii), (A) no Event of Default shall have occurred and be continuing or would result therefrom, (B) the Company shall be in compliance, on a pro forma basis as at the end of the most recently ended Fiscal Quarter for which internally prepared financial statements are available, with the covenant set forth in Section 4.13 after the making of such Restricted Payment, (C) the First Lien Net Leverage Ratio, recomputed on a pro forma basis as of the last day of the most recently ended Fiscal Quarter, is equal to or less than 1.50 to 1.00 after giving effect to such Restricted Payment and (D) no Restricted Payment shall be made utilizing availability under subclause (i) of this clause (g) until such time as the aggregate principal amount of Notes outstanding as of the Amendment Date has been reduced by at least $100,000,000.”

““Permitted Tax Distribution” means, for any taxable period during which (i) the Company and its Restricted Subsidiaries are part of a consolidated, combined, unitary or similar group for U.S. federal and/or applicable, state, local or foreign Tax purposes (a “Consolidated Group”) or (ii) the Company is a disregarded entity for U.S. federal income tax purposes that is wholly owned (directly or indirectly) by a Person that is a member of a Consolidated Group, distributions to discharge the income Tax liabilities of such Consolidated Group, when and as due, in an amount not to exceed the amount that the Company would be required to pay in respect of income Taxes for such taxable period if the Company were the parent of a separate Consolidated Group consisting of the Company and its Restricted Subsidiaries that are (or are disregarded entities wholly owned by) members of such Consolidated Group (computed at the highest marginal tax rate applicable to a corporation residing in New York, New York and in effect for such taxable period, and taking into account the character and type of income earned and any actual carryovers and carrybacks of Tax attributes (such as net operating losses) of the Company and ~~its~~ such Restricted Subsidiaries from other taxable years).”

““Qualified Cash” means, as of any date of determination, the aggregate amount of unrestricted cash on-hand of (x) the Notes Parties maintained in deposit accounts in the name of a Notes Party in the United States as of such date, which deposit accounts are, on and after the date that is ~~60~~ 90 days after the ~~Issue~~ Amendment Date (unless a later date is otherwise agreed to by the Applicable Possessory Collateral Agent (as defined in the Security Agreement)), subject to Control Agreements and (y) the Excluded Subsidiaries referenced in clause (d) of the definition thereof.”

““Refinancing Facilities” means, collectively, any notes or loans issued or guaranteed by the Company or any of its Subsidiaries (whether under an indenture, a credit agreement or otherwise) and, in each case, the Indebtedness represented thereby; provided, that (a) 100% of the Net Cash Proceeds of such Refinancing Facilities are used to permanently redeem all (but not a portion) of the Remaining Term Loan (or any Refinancing Facilities in respect thereof) on a dollar-for-dollar basis substantially simultaneously with the incurrence or issuance thereof; (b) the principal amount (or accreted value, if applicable) of such Refinancing Facilities does not exceed the principal amount (or accreted value, if applicable) of the aggregate principal amount of the Remaining Term Loan (or any Refinancing Facilities in respect thereof) plus any fees, premiums, original issue discount and accrued interest associated therewith, and costs and expenses related thereto; (c) the final maturity date of such Refinancing Facilities is on or after the earlier of (x) the maturity date of the Remaining Term Loan (or any Refinancing Facilities in respect thereof) and (y) the Maturity Date; (d) the All-in Yield on such Refinancing Facilities is no greater than 9.50% per annum; (e) prepayments of such Refinancing Facilities may be made without fee or premium (other than customary “soft” call protection); (f) there shall be no assets securing such Refinancing Facilities that are not also Collateral; (g) there shall be no obligor in respect of such Refinancing Facilities that is not a Notes Party; and (h) the other terms of such Refinancing Facilities are not otherwise adverse to the interests of the Holders, except for any immaterial adverse terms.”

““Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, seeping, migrating, dumping or disposing of any Hazardous Material (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Material) into the indoor or outdoor environment, including~~, without limitation,~~ the movement of Hazardous Materials through or in the ambient air, soil, surface or ground water, or property.”

““Repurchase Event” shall mean, as applicable, an Asset Sale Repurchase Event, a Fundamental Change, a Par Repurchase Event, ~~an ECF Repurchase Event,~~ an Unrestricted Cash Repurchase Event or a Dividend Repurchase Event.”

““Repurchase Event Amount” shall mean, as applicable, the Asset Sale Repurchase Event Amount, the Fundamental Change Repurchase Amount, the Par Repurchase Event Amount, ~~the ECF Repurchase Event Amount,~~ the Unrestricted Cash Repurchase Event Amount or the Dividend Repurchase Event Amount.”

““Repurchase Event Repurchase Price” shall mean, as applicable, the Asset Sale Repurchase Event Price, the Fundamental Change Repurchase Price, the Par Repurchase Event Price, ~~the ECF Repurchase Event Price,~~ the Unrestricted Cash Repurchase Event Price or the Dividend Repurchase Event Price.”

““Restricted Payment” means (a) the declaration or payment of any dividend or other distribution, direct or indirect, on account of any Equity Interests of any Notes Party or any of its Restricted Subsidiaries, now or hereafter outstanding, (b) the making of any repurchase, redemption, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interests of any Notes Party or any direct or indirect parent of any Notes Party, now or hereafter outstanding or (c) the making of any payment to retire, or to obtain the surrender of, any outstanding warrants, options or other rights for the purchase or acquisition of shares of any class of Equity Interests of any Notes Party, now or hereafter outstanding.”

““Sale and Leaseback Transaction” means, with respect to the Company or any of its Restricted Subsidiaries, any arrangement, directly or indirectly, with any Person whereby the Company or any of its Restricted Subsidiaries shall sell or transfer any property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property (or any portion thereof) or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred.”

““Security Agreement” means the Pledge and Security Agreement dated as of the Issue Date made by the Domestic Notes Parties in favor of the Notes Collateral Agent for the benefit of the Holders securing the Notes Obligations, as amended and restated on the Amendment Date, and as may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time.”

““Security Documents” means, collectively, the Security Agreement~~, the Foreign Pledge Agreements, the Foreign Security Agreements~~ and each other security agreement or other instrument, mortgage or document executed and delivered pursuant to any of the foregoing or pursuant to Article 17 to secure any of the Notes Obligations.”

““Seller” means any Person that sells Equity Interests or other property or assets to a Notes Party or a Restricted Subsidiary of a Notes Party in a Permitted Acquisition.”

““Senior Lien Intercreditor Agreement” means a first lien/second lien intercreditor agreement, substantially in the form agreed in writing by the Trustee, the Notes Collateral Agent and the Company prior to the Issue Date and attached hereto as Exhibit C, among the administrative agent, trustee or other representative of the lenders or other holders under the Refinancing Facilities (and the Additional Refinancing Facilities, if any) in respect of the Remaining Term Loan, as First Lien Agreement Agent (as defined therein), the collateral agent under the Refinancing Facilities in respect of the Remaining Term Loan, as First-Priority Collateral Agent (as defined therein), the Trustee, as Initial Second-Priority Agent (as defined therein), the Notes Collateral Agent, as Initial Second-Priority Collateral Agent (as defined therein), and the Notes Parties, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with this Indenture.”

““Transactions” means, collectively, (i) the execution, delivery and performance of the Indenture, the Notes and the Security Documents, (ii) the consummation of a Permitted Refinancing of the Remaining Term Loan, and (iii) the payment of all fees and expenses to be paid and owing in connection with the foregoing.”

““Unrestricted Cash Repurchase Event” shall mean following the occurrence of an Event of Default and so long as such Event of Default is continuing, each date that the Company delivers to the Trustee or files with the Commission, as applicable, the annual financial statements required to be delivered pursuant to Section 4.11(a)(iii), commencing with the delivery to the Trustee or filing with the Commission, as applicable, of the financial statements for the first Fiscal Year ending after the Amendment Date or, if such financial statements are not delivered to the Trustee or filed with the Commission on the date such statements are required to be delivered pursuant to Section 4.11(a)(iii), on the date such statements are required to be delivered to the Trustee or filed with the Commission pursuant to Section 4.11(a)(iii), if the aggregate amount of cash and Cash Equivalents on-hand at the Company and its Restricted Subsidiaries as of the last day of such Fiscal Year exceeds $100,000,000~~for the Fiscal Years ending in 2020 and 2021, or, if such financial statements are not delivered to the Trustee or filed with the Commission on or prior to the date such statements are required to be delivered pursuant to Section 4.11(a)(iii), on the date such statements are required to be delivered to the Trustee pursuant to Section 4.11(a)(iii), if the aggregate amount of unrestricted cash and Cash Equivalents of the Company and its Subsidiaries as of the last day of the applicable Fiscal Year exceeds $40,000,000 (or, with respect to the 2020 Fiscal Year, $70,000,000)~~.”

““Unrestricted Cash Repurchase Event Amount” shall mean the amount by which the aggregate amount of ~~unrestricted~~ cash and Cash Equivalents on-hand at ~~of~~ the Company and its Restricted Subsidiaries as of the last day of the applicable Fiscal Year exceeds $100,000,000~~$40,000,000 (or, with respect to the 2020 Fiscal Year, $70,000,000)~~, provided that the Unrestricted Cash Repurchase Event Remaining Amount shall never be less than zero.”

““Working Capital” means, at any date of determination thereof, (a) the sum, for any Person and its Restricted Subsidiaries, of (i) the unpaid face amount of all Accounts of such Person and its Restricted Subsidiaries as at such date of determination, plus (ii) the aggregate amount of prepaid expenses and other current assets of such Person and its Restricted Subsidiaries as at such date of determination (other than cash, Cash Equivalents and any Indebtedness owing to such Person or any of its Restricted Subsidiaries by Affiliates of such Person), minus (b) the sum, for such Person and its Restricted Subsidiaries, of (i) the unpaid amount of all accounts payable of such Person and its Restricted Subsidiaries as at such date of determination, plus (ii) the aggregate amount of all accrued expenses of such Person and its Restricted Subsidiaries as at such date of determination (other than the current portion of long-term debt and lease liabilities and all accrued interest and taxes).”

(d)	Section 1.05 of the Indenture is hereby amended by replacing the text thereof with the following text:

“Section 1.05 Pro Forma Calculations.

(a)          Notwithstanding anything to the contrary contained herein, financial ratios and tests (including the ~~Total Gross Leverage Ratio~~, First Lien Net Leverage Ratio, the Secured Net Leverage Ratio and the Total Net Leverage Ratio) pursuant to this Indenture shall be calculated in the manner prescribed by this Section 1.05.

(b)          In the event that the Company or any of its Restricted Subsidiaries redeems, repays, retires or extinguishes any Indebtedness (other than Indebtedness repaid under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) subsequent to the end of the applicable period for which such financial ratio or test is being calculated but prior to or simultaneously with the event for which such calculation is being made, then such financial ratio or test shall~~, except to the extent relating to the RP Threshold,~~ be calculated giving pro forma effect to such redemption, repayment, retirement or extinguishment of Indebtedness, as if the same had occurred on the last day of the applicable period.

(c)          With respect to any period during which any Permitted Acquisition or any Disposition of material assets outside the ordinary course of business occurs, financial ratios and tests (including the First Lien Net Leverage Ratio, the Secured Net Leverage Ratio and the Total Net Leverage Ratio) pursuant to this Indenture shall be calculated giving pro forma effect to such Permitted Acquisition or Disposition, as if the same had occurred on the first day of the applicable period.”

(e)	Section 1.06 of the Indenture is hereby amended by adding the following text at the end of clause 1.06(a) thereof:

“Notwithstanding anything to the contrary contained in this Section 1.06(a) or in the definitions of “Capitalized Lease” or “Capitalized Lease Obligations”, any change in accounting for leases pursuant to GAAP resulting from the adoption of Financial Accounting Standards Board Accounting Standards Update No. 2016-02 , Leases (Topic 842) (“FAS 842”), to the extent such adoption would require treating any lease (or similar arrangement conveying the right to use) as a Capitalized Lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on December 31, 2015, shall not result in such lease being considered a Capitalized Lease, and all calculations and deliverables under this Indenture shall be made or delivered, as applicable, in accordance therewith.”

(f)	Section 1.08 of the Indenture is hereby deleted in its entirety.

(g)	Section 1.09 of the Indenture is hereby deleted in its entirety.

(h)	Section 4.11 of the Indenture is hereby amended by replacing the text of clause 4.11(a)(i) thereof with the following text:

“~~[reserved];~~ At any time when there is any Unrestricted Subsidiary, simultaneously with the delivery of the financial statements of the Company and its Subsidiaries required by clauses (ii) and (iii) of this Section 4.11(a), deliver to the Trustee an Unrestricted Subsidiary Reconciliation Statement.”

(i)	Section 4.11 of the Indenture is hereby amended by replacing the text of clause 4.11(a)(iii) thereof with the following text:

“Deliver to the Trustee as soon as available, and in any event within 75 days after the end of each Fiscal Year, statements of operations and retained earnings and statements of cash flows of the Company and its Subsidiaries as at the end of such Fiscal Year, setting forth in each case in comparative form the figures for the corresponding date or period set forth in the financial statements for the immediately preceding Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, and accompanied by a report and an opinion, prepared in accordance with generally accepted auditing standards, of independent certified public accountants of recognized standing selected by the Company in good faith (which opinion shall be without (1) a “going concern” or like qualification or exception, or (2) any qualification or exception as to the scope of such audit (other than solely as a result of the impending maturity of ~~the Notes~~ any Indebtedness or as a result of a prospective or actual default under any financial maintenance covenant in any agreement governing the Remaining Term Loan (or any Refinancing Facilities in respect thereof) or the Notes)), together with a written statement of such accountants (x) to the effect that, in making the examination necessary for their certification of such financial statements, they have not obtained any knowledge of the existence of an Event of Default or a Default under Section 4.13 and (y) if such accountants shall have obtained any knowledge of the existence of an Event of Default or such Default, describing the nature thereof.”

(j)	Section 4.11 of the Indenture is hereby amended by deleting the following text from clause 4.11(b)(i) thereof:

“; provided that in the case of any Australian Subsidiary which was not a Subsidiary of a Notes Party as at the Issue Date, if compliance with the requirements set out in Section 4.11(b)(ii) would constitute financial assistance under Section 260A of the Corporations Act, then such Australian Subsidiary (A) shall not be required to satisfy such requirements until the date that is 75 days after the formation, acquisition or change in status of that Australian Subsidiary (the “Australian Joinder Date”), provided, further that Australian Subsidiary provides evidence of the completion of the financial assistance ‘whitewash’ procedure under Section 260B of the Corporations Act on or before the Australian Joinder Date”

(k)	Section 4.11 of the Indenture is hereby amended by replacing the text of clause 4.11(c) thereof with the following text:

“Compliance with Laws; Payment of Taxes.

(i)          Comply, and cause each of its Restricted Subsidiaries to comply with all Requirements of Law (including~~, without limitation,~~ all Environmental Laws), judgments and awards (including any settlement of any claim that, if breached, could give rise to any of the foregoing), except to the extent the failure to so comply would not reasonably be expected to have a Material Adverse Effect.

(ii)         Pay, and cause each of its Restricted Subsidiaries to pay, in full before delinquency or before the expiration of any extension period, all taxes, assessments and other governmental charges imposed upon any Notes Party or any of its Restricted Subsidiaries or any property of any Notes Party or any of its Restricted Subsidiaries, except to the extent (x) contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP or (y) unpaid taxes, assessments and other governmental charges in an aggregate amount not exceed $25,000,000.

(l)	Section 4.11 of the Indenture is hereby amended by replacing the text of clause 4.11(d) thereof with the following text:

“Preservation of Existence, Etc.  Except as otherwise expressly permitted by this Indenture, maintain and preserve, and cause each of its Restricted Subsidiaries to maintain and preserve, its existence, rights and privileges (except as otherwise permitted by Article 11), and become or remain, and cause each of its Restricted Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except to the extent that the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.”

(m)	Section 4.11 of the Indenture is hereby amended by replacing the text of clause 4.11(e) thereof with the following text:

“Keeping of Records and Books of Account.  Keep, and cause each of its Restricted Subsidiaries to keep, adequate records and books of account, with complete entries made to permit the preparation of financial statements in accordance with GAAP.”

(n)	Section 4.11 of the Indenture if hereby amended by replacing the text of clause 4.11(g) thereof with the following text:

“Maintenance of Properties, Etc.  Maintain and preserve, and cause each of its Restricted Subsidiaries to maintain and preserve, all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear and casualty excepted, and comply, and cause each of its Restricted Subsidiaries to comply, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder, except to the extent the failure to so maintain and preserve or so comply would not reasonably be expected to have a Material Adverse Effect.”

(o)	Section 4.11 of the Indenture if hereby amended by replacing the text of clause 4.11(h) thereof with the following text:

“Maintenance of Insurance.  Maintain, and cause each of its Restricted Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including~~, without limitation,~~ comprehensive general liability, hazard, rent, worker’s compensation and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any Governmental Authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated.  All policies covering the Collateral are to be made payable to the Notes Collateral Agent for the benefit of the Trustee, as its interests may appear, in case of loss, under a standard non‑contributory “lender” or “secured party” clause and are to contain such other provisions as the Notes Collateral Agent may reasonably require to fully protect the Trustee’s interest in the Collateral and to any payments to be made under such policies.  All certificates of insurance are to be delivered to the Notes Collateral Agent, with the loss payable and additional insured endorsement in favor of the Notes Collateral Agent and such other Persons as the Notes Collateral Agent may designate from time to time, and shall provide for not less than 30 days’ (10 days’ in the case of non-payment) prior written notice to the Notes Collateral Agent of the exercise of any right of cancellation.  If any Notes Party or any of its Restricted Subsidiaries fails to maintain such insurance, the Notes Collateral Agent may arrange for such insurance, but at the Company’s expense and without any responsibility on the Notes Collateral Agent’s part or the Trustee’s part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims.  Upon the occurrence and during the continuance of an Event of Default, upon the written direction of the Holders of a majority in aggregate principal amount of the Notes then outstanding, the Notes Collateral Agent shall have the sole right, in the name of the Trustee, any Notes Party and its Restricted Subsidiaries, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.”

(p)	Section 4.11 of the Indenture is hereby amended by replacing the text of clause 4.11(i) thereof with the following text:

“Obtaining of Permits, Etc.  Obtain, maintain and preserve, and cause each of its Restricted Subsidiaries to obtain, maintain and preserve, and take all necessary action to timely renew, all permits, licenses, authorizations, approvals, entitlements and accreditations that are necessary or useful in the proper conduct of its business, in each case, except to the extent the failure to obtain, maintain, preserve or take such action would not reasonably be expected to have a Material Adverse Effect.”

(q)	Section 4.11 of the Indenture is hereby amended by replacing the text of clause 4.11(j) thereof with the following text:

“Environmental.  (i)  Keep any property either owned or operated by it or any of its Restricted Subsidiaries free of any Environmental Liens; (ii) comply, and cause each of its Restricted Subsidiaries to comply, with all Environmental Laws and provide to the Notes Collateral Agent any documentation of such compliance which the Notes Collateral Agent may reasonably request; (iii) provide the Notes Collateral Agent written notice within 20 days of becoming aware of any Release of a Hazardous Material in excess of any reportable quantity from or onto property at any time owned or operated by it or any of its Restricted Subsidiaries and take any Remedial Actions required to abate said Release; and (iv) notify the Holders and the Notes Collateral Agent notice within 20 days of the receipt of any of the following:  (A) notice that an Environmental Lien has been filed against any property of any Notes Party or any of its Restricted Subsidiaries; (B) commencement of any Environmental Action or notice that an Environmental Action will be filed against any Notes Party or any of its Restricted Subsidiaries; and (C) notice of a violation, citation or other administrative order which, in the case of item (i), (ii) or (iii) of this paragraph, would reasonably be expected to have a Material Adverse Effect.”

(r)	Section 4.11 of the Indenture is hereby amended by replacing the text of clause 4.11(o) thereof with the following text:

“Anti-Bribery and Anti-Corruption Laws; Anti-Money Laundering and Anti-Terrorism Laws.  Maintain, and cause each of its Restricted Subsidiaries to maintain, policies and procedures that are reasonably designed to ensure compliance by the Notes Parties, their respective Restricted Subsidiaries and their respective directors, officers, employees and agents with the Anti-Corruption Laws and the Anti-Money Laundering and Anti-Terrorism Laws.”

(s)	Section 4.11 of the Indenture is hereby amended by replacing the text of clause 4.11(t) thereof with the following text:

“Control Agreements.  Deliver to the Notes Collateral Agent no later than ~~60 days after the Issue Date~~ 90 days after the Amendment Date (unless a later date is otherwise agreed to by the Applicable Possessory Collateral Agent (as defined in the Security Agreement)) each Control Agreement that, in the reasonable judgment of the Notes Collateral Agent, are required for the Notes Parties to comply with the Indenture and the Security Documents, each duly executed by, in addition to the applicable Notes Party, the applicable financial institution.”

(t)	Section 4.12 of the Indenture is hereby amended by replacing the text of clause 4.12(a) thereof with the following text:

“Liens, Etc.  Create, incur, assume or suffer to exist, or permit any of its Restricted Subsidiaries to create, incur, assume or suffer to exist, any Lien upon or with respect to any of its properties, whether now owned or hereafter acquired; file or suffer to exist under the Uniform Commercial Code or any Requirement of Law of any jurisdiction, a financing statement (or the equivalent thereof) that names it or any of its Restricted Subsidiaries as debtor; or sign or suffer to exist any security agreement authorizing any secured party thereunder to file such financing statement (or the equivalent thereof) other than, as to all of the above, Permitted Liens.”

(u)	Section 4.12 of the Indenture is hereby amended by replacing the text of clause 4.12(b) thereof with the following text:

“Indebtedness.  Create, incur, assume, guarantee or suffer to exist, or otherwise become or remain liable with respect to, or permit any of its Restricted Subsidiaries to create, incur, assume, guarantee or suffer to exist or otherwise become or remain liable with respect to, any Indebtedness other than Permitted Indebtedness.”

(v)	Section 4.12 of the Indenture is hereby amended by replacing the text of clause 4.12(c) thereof with the following text:

“Dispositions.  Make any Disposition, whether in one transaction or a series of related transactions, of all or any part of its business, property or assets, whether now owned or hereafter acquired (or agree to do any of the foregoing), or permit any of its Restricted Subsidiaries to do any of the foregoing; provided, however, that any Notes Party and its Restricted Subsidiaries may make Permitted Dispositions.”

(w)	Section 4.12 of the Indenture is hereby amended by replacing the text of clause 4.12(d) thereof with the following text:

“Change in Nature of Business.  Make, or permit any of its Restricted Subsidiaries to make, any change in the nature of the business or activities of the Company and its Subsidiaries as of the Issue Date or business activities incidental or related thereto.”

(x)	Section 4.12 of the Indenture is hereby amended by replacing the text of clause 4.12(e) thereof with the following text:

“Loans, Advances, Investments, Etc.  Make or commit or agree to make, or permit any of its Restricted Subsidiaries make or commit or agree to make, any Investment in any other Person except for Permitted Investments.”

(y)	Section 4.12 of the Indenture is hereby amended by replacing the text of clause 4.12(f) thereof with the following text:

“Sale and Leaseback Transactions.  Enter into, or permit any of its Restricted Subsidiaries to enter into, any Sale and Leaseback Transaction except to the extent the Net Cash Proceeds thereof are used to repurchase Notes in accordance with Section 14.01 pursuant to an Asset Sale Repurchase Event.”

(z)	Section 4.12 of the indenture is hereby amended by replacing the text of clause 4.12(g) thereof with “[Reserved].”

(aa)	Section 4.12 of the Indenture is hereby amended by replacing the text of clause 4.12(h) thereof with the following text:

“Restricted Payments.  Make or permit any of its Restricted Subsidiaries to make any Restricted Payment other than (a) Permitted Restricted Payments and (b) Permitted Tax Distributions.”

(bb)	Section 4.12 of the Indenture is hereby amended by replacing the text of clause 4.12(j) thereof with the following text:

“Transactions with Affiliates.  Enter into, renew, extend or be a party to, or permit any of its Restricted Subsidiaries to enter into, renew, extend or be a party to, any transaction or series of related transactions (including~~, without limitation,~~ the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate, except (i) transactions consummated in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it or its Restricted Subsidiaries than would be obtainable in a comparable arm’s length transaction with a Person that is not an Affiliate thereof if they involve one or more payments by the Company or any of its Restricted Subsidiaries in excess of $1,000,000 for any single transaction or series of related transactions, (ii) transactions by a Notes Party with another Notes Party not involving any other Affiliate and transactions by a Restricted Subsidiary that is not a Notes Party with another Restricted Subsidiary that is not a Notes Party not involving any other Affiliate, (iii) transactions permitted by Section 4.12(e) and Section 4.12(h), (iv) sales of Qualified Equity Interests of the Company to Affiliates of the Company not otherwise prohibited by this Indenture and the Security Documents and the granting of registration and other customary rights in connection therewith under agreements to which such Notes Party or such Restricted Subsidiary is a party as of the date hereof and any similar agreements which it may enter into thereafter; provided, however, that the existence of or the performance by any Notes Party or any of ~~their respective~~ its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the date hereof shall only be permitted by this clause (iv) to the extent that the terms of any such amendment or new agreement are not otherwise materially disadvantageous to the Holders when taken as a whole, (v) reasonable and customary director and officer compensation (including bonuses and stock option programs), benefits and indemnification arrangements, in each case approved by the Board of Directors (or a committee thereof) of such Notes Party or such Restricted Subsidiary, (vi) so long as no Default or Event of Default, in each case, pursuant to Section 6.01 has occurred and is continuing or would result therefrom, ~~(A) the payment to FIG LLC of an amount not to exceed $30,375,000 in connection with an early termination of the Management Agreement that is approved by the Board of Directors of the Company and (B)~~ the payment of all ~~other~~ amounts payable under the Management Agreement upon the termination thereof pursuant to the terms of such termination, (vii) transactions, when viewed together with any related transactions, on terms that the Board of Directors of the Company determines pursuant to a Board Resolution are no less favorable to ~~it~~ such Notes Party or its Restricted Subsidiaries than would be obtainable in a comparable arm’s length transaction with a Person that is not an Affiliate thereof and (viii) transactions under the Investor Agreement, the Registration Rights Agreement and the Option Awards Agreement.”

(cc)	Section 4.12 of the Indenture is hereby amended by replacing the text of clause 4.12(k) thereof with the following text:

“Limitations on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries.  Create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary of any Notes Party (i) to pay dividends or to make any other distribution on any shares of Equity Interests of such Restricted Subsidiary owned by any Notes Party or any of its Restricted Subsidiaries, (ii) to pay or prepay or to subordinate any Indebtedness owed to any Notes Party or any of its Restricted Subsidiaries, (iii) to make loans or advances to any Notes Party or any of its Restricted Subsidiaries or (iv) to transfer any of its property or assets to any Notes Party or any of its Restricted Subsidiaries, or permit any of its Restricted Subsidiaries to do any of the foregoing; provided, however, that nothing in any of clauses (i) through (iv) of this Section 4.12(k) shall prohibit or restrict compliance with:

(A)          (i) this Indenture and the Security Documents or (ii) the definitive documentation for the Remaining Term Loan, the Refinancing Facilities or any Additional Refinancing Facilities;

(B)          any agreement in effect on the date of this Indenture and described on Schedule 4.12(k), or any extension, replacement or continuation of any such agreement; provided, that, any such encumbrance or restriction contained in such extended, replaced or continued agreement is no less favorable in any material respect to the Holders than the encumbrance or restriction under or pursuant to the agreement so extended, replaced or continued;

(C)          any applicable law, rule or regulation (including~~, without limitation,~~ applicable currency control laws and applicable state corporate statutes restricting the payment of dividends in certain circumstances);

(D)          in the case of clause (iv), (1) customary restrictions on the subletting, assignment or transfer of any specified property or asset set forth in a lease, license, asset sale agreement or similar contract for the conveyance of such property or asset and (2) instrument or other document evidencing a Permitted Lien (or the Indebtedness secured thereby) from restricting on customary terms the transfer of any property or assets subject thereto;

(E)          customary restrictions on dispositions of real property interests in reciprocal easement agreements;

(F)          customary restrictions in agreements for the sale of assets on the transfer or encumbrance of such assets during an interim period prior to the closing of the sale of such assets;

(G)          customary restrictions in contracts that prohibit the assignment of such contract; or

(H)          customary restrictions set forth in the Governing Documents of any Restricted Subsidiary that is not a wholly-owned Restricted Subsidiary.”

(dd)	Section 4.12 of the Indenture is hereby amended by replacing the text of clause 4.12(l) thereof with the following text:

“Limitations on Negative Pledges.  Enter into, incur or permit to exist, or permit any Restricted Subsidiary to enter into, incur or permit to exist, directly or indirectly, any agreement, instrument, deed, lease or other arrangement that prohibits, restricts or imposes any condition upon the ability of any Notes Party or any Restricted Subsidiary of any Notes Party to create, incur or permit to exist any Lien (other than Permitted Liens) upon any of its property or revenues in favor of the Holders to secure the Notes Obligations under this Indenture and the Security Documents, whether now owned or hereafter acquired, or that requires the grant of any security for an obligation if security is granted for another obligation, except the following:  (i) this Indenture and the Security Documents, (ii) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by Section 4.12(b) of this Indenture if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (iii) any customary restrictions and conditions contained in agreements relating to the sale or other disposition of assets or of a Restricted Subsidiary pending such sale or other disposition; provided that such restrictions and conditions apply only to the assets or Restricted Subsidiary to be sold or disposed of and such sale or disposition is permitted hereunder, (iv) customary provisions in leases restricting the assignment or sublet thereof, (v) customary restrictions in contracts that prohibit the assignment of such contracts, ~~and~~ (vi) customary restrictions set forth in the Governing Documents of any Restricted Subsidiary that is not a wholly-owned Restricted Subsidiary and (vii) restrictions set forth in the definitive documentation for the Remaining Term Loan, the Refinancing Facilities in respect thereof and any Additional Refinancing Facilities.”

(ee)	Section 4.12 of the Indenture is hereby amended by replacing the text of clause 4.12(m) thereof with the following text:

“Modifications of Indebtedness, Organizational Documents and Certain Other Agreements; Etc.

(i)          (x) Except with respect to the Remaining Term Loan, the Refinancing Facilities or any Additional Refinancing Facilities, amend~~,~~, modify or otherwise change (or permit the amendment, modification or other change in any manner of) any of the provisions of any of its or its Restricted Subsidiaries’ Indebtedness outstanding as of the Amendment Date or of any instrument or agreement (including~~, without limitation,~~ any purchase agreement, indenture, loan agreement or security agreement) relating to any such Indebtedness if such amendment, modification or change would (A) shorten the final maturity of such Indebtedness, or shorten the average life to maturity of such Indebtedness, to a date earlier than 91 days after the Maturity Date, (B) ~~or~~ require any payment to be made on such Indebtedness earlier than the date originally scheduled on~~,~~ such Indebtedness, unless such payment is to be made after the date that is 91 days after the Maturity Date, (C) ~~would~~ increase the interest rate applicable to such Indebtedness, ~~would add any covenant or event of default, would~~ or (D) change the subordination provision, if any, of such Indebtedness, ~~or would (E) otherwise be adverse to the Holders or the issuer of such Indebtedness in any respect~~, or (y) amend, modify or otherwise change (or permit the amendment, modification or other change in any manner of) any of the provisions of the Remaining Term Loan, the Refinancing Facilities, any Additional Refinancing Facilities or any Indebtedness incurred under clause (q) of “Permitted Indebtedness” in a manner that would cause such Indebtedness to fail to satisfy the Debt Parameters;

(ii)          except for ~~the Notes Obligations, the Obligations in respect of the Remaining Term Loan, the Refinancing Facilities or any Additional Refinancing Facilities or for~~ any Indebtedness owing by a Restricted Subsidiary of a Notes Party to a Notes Party,

(A)          make any mandatory, voluntary or optional payment (including~~, without limitation,~~ any payment of interest in cash that, at the option of the issuer, may be paid in cash or in kind), prepayment, redemption, defeasance, sinking fund payment or other acquisition for value of any of its or its Restricted Subsidiaries’ ~~Subordinated~~ Junior Indebtedness (including~~, without limitation,~~ by way of depositing money or securities with the trustee therefor before the date required for the purpose of paying any portion of such ~~Subordinated~~ Junior Indebtedness when due),

(B)          refund, refinance, replace or exchange any other ~~Subordinated~~ Junior Indebtedness for any such Indebtedness (other than with respect to Permitted Refinancing Indebtedness);

(iii)          amend, modify or otherwise change any of its Governing Documents (including~~, without limitation,~~ by the filing or modification of any certificate of designation, or any agreement or arrangement entered into by it) with respect to any of its Equity Interests (including any shareholders’ agreement), or enter into any new agreement with respect to any of its Equity Interests, except any such amendments, modifications or changes or any such new agreements or arrangements pursuant to this clause (iii)  that either individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect; provided that no such amendment, modification or change or new agreement or arrangement shall provide for any plan of division pursuant to Section 18-217 of the Delaware Limited Liability Company Act (or any similar statute or provision under applicable law); or

(iv)          agree to any amendment, modification or other change to or waiver of any of its rights under any Material Contract if such amendment, modification, change or waiver would be adverse in any material respect to any Notes Party or any of its Restricted Subsidiaries or the Holders~~; provided that, subject to the limitations set forth in Section 4.12(j), the Company may terminate the Management Agreement on terms agreed and approved by the Board of Directors of the Company~~.”

(ff)	Section 4.12 of the Indenture is hereby amended by replacing the text of clause 4.12(n) thereof with the following text:

“Investment Company Act of 1940.  Engage in any business, enter into any transaction, use any securities or take any other action or permit any of its Restricted Subsidiaries to do any of the foregoing, that would cause it or any of its Restricted Subsidiaries to be required to register under the registration requirements of the Investment Company Act of 1940, as amended, by virtue of being an “investment company” or a company “controlled” by an “investment company” not entitled to an exemption within the meaning of such Act.”

(gg)	Section 4.12 of the Indenture is hereby amended by replacing the text of clause 4.12(p) thereof with the following text:

“Environmental.  Permit the use, handling, generation, storage, treatment, Release or disposal of Hazardous Materials at any property owned or leased by it or any of its Restricted Subsidiaries, except in compliance with Environmental Laws (other than any noncompliance that would not reasonably be expected to have a Material Adverse Effect).”

(hh)	Section 4.12 of the Indenture is hereby amended by replacing the text of clause 4.12(r) thereof with the following text:

“Anti-Money Laundering and Anti-Terrorism Laws.

(i)          None of the Notes Parties, nor any of their Restricted Subsidiaries shall:

(A)          conduct any business or engage in any transaction or dealing with or for the benefit of any Blocked Person, including the making or receiving of any contribution of funds, goods or services to, from or for the benefit of any Blocked Person;

(B)          deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked or subject to blocking pursuant to the Sanctions Programs;

(C)          use any of the proceeds of the Notes or the transactions contemplated by this Indenture to finance, promote or otherwise support in any manner any illegal activity, including~~, without limitation,~~ any violation of the Anti-Money Laundering and Anti-Terrorism Laws or any specified unlawful activity as that term is defined in the Money Laundering Control Act of 1986, 18 U.S.C. §§ 1956 and 1957; or

(D)          violate, attempt to violate, or engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, any of the Anti-Money Laundering and Anti-Terrorism Laws in any material respects.

(ii)          None of the Notes Parties, nor any Restricted Subsidiary of any of the Notes Parties, nor any officer, director or principal shareholder or owner of any of the Notes Parties, nor, to the knowledge of any Notes Party, any of the Notes Parties’ respective agents acting or benefiting in any capacity in connection with the Notes or other transactions hereunder, shall be or shall become a Blocked Person.”

(ii)	Section 4.13 of the Indenture is hereby amended by replacing the text thereof with the following text:

“Minimum Liquidity.  So long as any Notes are outstanding, the Company shall not permit, as of the last day of any Fiscal Quarter, the aggregate amount of Qualified Cash of the ~~Notes Parties~~ Company and its Restricted Subsidiaries to be less than $~~20,000,000~~ 30,000,000.”

(jj)	Section 4.15 of the Indenture is hereby amended by replacing the text thereof with the following text:

“The Company shall not incur any Indebtedness to refinance all or any portion of the Remaining Term Loan (or any Refinancing Facilities in respect thereof) except pursuant to a Permitted Refinancing.”

(kk)	Article 4 of the Indenture is hereby amended by adding the following new Section 4.16 at the end thereof:

“Section 4.16 Designation of Subsidiaries. The Company may at any time designate any of its Restricted Subsidiaries as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation, (x) no Default or Event of Default shall have occurred and be continuing or would immediately result from such designation and (y) the Company shall be in pro forma compliance with the covenant set forth in Section 4.13 after giving effect to such designation and (ii) no Restricted Subsidiary may be designated as an Unrestricted Subsidiary if it is designated as a Restricted Subsidiary under the Remaining Term Loan (or any Refinancing Facilities in respect thereof).  The Company may not designate a Restricted Subsidiary as an Unrestricted Subsidiary if, at the time of such designation (and, thereafter, any Unrestricted Subsidiary shall cease to be an Unrestricted Subsidiary automatically if) such Restricted Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary (other than (x) any Subsidiary of such Restricted Subsidiary and (y) any Unrestricted Subsidiary).  The designation of any Restricted Subsidiary as an Unrestricted Subsidiary shall constitute an investment by the parent company of such Subsidiary therein under Section 4.12(e) at the date of designation in an amount equal to the net book value of such parent company’s investment therein.  The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary, and the making of an investment by such Subsidiary in any investments of such Subsidiary, in each case existing at such time.  Notwithstanding anything in this Indenture to the contrary (including Section 4.12(e)), none of the Company or any of its Restricted Subsidiaries may invest, exclusively license or otherwise transfer Intellectual Property to, and Intellectual Property may not be owned by, any Unrestricted Subsidiary.”

(ll)
Section 6.01 of the Indenture is hereby amended by (x) replacing each instance of “$25.0 million” with “$50.0 million” and (y) adding “Restricted” before each instance of “Subsidiary”, in each case of clauses 6.01(g) and 6.01(h) thereof.

(mm)	Section 10.02 of the Indenture is hereby amended by deleting the text “ECF Repurchase Event, ECF Repurchase Event Amount” in clause 10.02(e) thereof.

(nn)	Section 14.01 of the Indenture is hereby amended by deleting the text “, ECF Repurchase Event” in clauses 14.01(c) and 14.01(f) thereof.

(oo)	Section 14.05 of the Indenture is hereby amended by replacing the text of the first and second sentence of clause 14.05(a)(i) thereof with the following text:

“At least four Business Days but not more than 20 Business Days prior to consummating a Permitted Refinancing of the Remaining Term Loan, the Company shall deliver to each Holder a notice (a “Company Permitted Refinancing Notice”) that will specify that the Company intends to refinance all of the Remaining Term Loan, the material terms of the proposed refinancing (a “Specified Refinancing”) and that each Holder has the right to require the Company to repurchase its Notes in accordance with Section 14.05(a) of this Indenture (it being understood that any Permitted Refinancing that is inconsistent in any material respect with the terms in the Company Permitted Refinancing Notice delivered to Holders (for the avoidance of doubt any changes to the pricing terms of the Specified Refinancing, such as principal amount (other than increases for any Permitted Refinancing Repurchase Amount), interest rate and maturity shall be considered material), shall be deemed to be a separate Permitted Refinancing under this Section 14.05(a)). During the period commencing from receipt of a Company Permitted Refinancing Notice until 5:00 p.m., New York City time, three Business Days after such receipt, each Holder of Notes shall have the right, at such Holder’s option, to deliver a written notice (a “Put Notice”) to the Company specifying that the Holder has elected cause the Company to repurchase all or any portion (if the portion to be repurchased is $1,000 principal amount or an integral multiple thereof) of such Notes at any time at a price equal to the Permitted Refinancing Repurchase Price, plus accrued and unpaid interest with respect to such Notes until, but not including, the Repurchase Date, subject to the condition that the Company consummates the Specified Refinancing. ~~To be valid, each Put Notice must specify the principal amount of the Holder’s Notes that the Holder is electing to cause the Company to repurchase (with respect to each Holder, the “Permitted Refinancing Repurchase Amount”). The Company may withdraw any Company Permitted Refinancing Notice at any time (in which case each Put Notice related thereto shall also be deemed to be withdrawn) and may thereafter deliver a new Company Permitted Refinancing Notice, including to propose a different or additional terms for a Specified Refinancing, in which case the procedures in the preceding three sentences will apply. The Company may increase the principal amount of the Specified Refinancing by up to the aggregate Permitted Refinancing Repurchase Amount.~~ Any Holder that has not delivered a Put Notice by 5:00 p.m., New York City time, three Business Days after receipt of a Company Permitted Refinancing Notice shall be deemed to have elected not to cause the Company to repurchase all or any portion of its Notes.”

(pp)	Section 14.05 of the Indenture is hereby amended by replacing the text of clauses 14.05(a)(ii) and (iii) thereof with the following text:

“[Reserved].”

(qq)	Section 14.05 of the Indenture is hereby amended by replacing the last sentence of clause 14.05(a)(iv) thereof with the following text:

“The closing date for such purchase and sale shall be the closing date of the Specified Refinancing and, on or prior to such date, the Holder shall comply with Section 14.05(a); provided, however, that if the Company has complied with this Section 14.05 with respect to its obligations in respect of a Permitted Refinancing of the Remaining Term Loan, following the Closing of the Specified Refinancing, this Section 14.05 shall be of no further and effect.”

(rr)	Section 16.01 of the Indenture is hereby amended by replacing the text of the second sentence thereof with the following text:

“After a Permitted Refinancing of the Remaining Term Loan, the Senior Lien Intercreditor Agreement (or, as applicable, another senior lien intercreditor agreement in form and substance reasonably satisfactory to the Holders of a majority in aggregate principal amount of the Notes then outstanding) will govern the relative rights and remedies, as lienholders, among the Holders on the one hand, and the lenders or holders under the Refinancing Facilities, on the other hand, with respect to Collateral.”

(ss)	Section 17.01 of the Indenture is hereby amended by replacing the text of clause 17.01(b) thereof with the following text:

“Notwithstanding the foregoing, the Company shall use commercially reasonable efforts to perfect all security interests in the Collateral (other than Material Real Property) on or prior to the Issue Date and, with respect to any Collateral (other than Material Real Property), for which security interests have not been granted or perfected on or prior to the Issue Date, cause the taking of additional actions required to grant or perfect the security interest in the Collateral (other than Material Real Property) required to be pledged under this Indenture and the Security Documents within ~~180 days following the Issue Date (or such later date as agreed by the Notes Collateral Agent)~~ 90 days following the Amendment Date (or such later date as agreed by the Applicable Possessory Collateral Agent (as defined in the Security Agreement)). With respect to Material Real Property, the Company shall deliver within ~~180 days following the Issue Date (or such later date as agreed by the Notes Collateral Agent)~~ 90 days following the Amendment Date (or such later date as agreed by the Applicable Possessory Collateral Agent (as defined in the Security Agreement)), but only to the extent such deliverables are provided to the holders of the other First-Priority Obligations in connection with their mortgage on such property: (i) a policy or policies or marked-up unconditional binder of lender’s title insurance, paid for by the Company and the Subsidiary Guarantors, issued by a nationally recognized title insurance company, insuring the Lien of each mortgage as a valid Lien on the mortgaged property described therein, free of any title exceptions and other Liens except Permitted Liens, (ii) an as-is survey of the property subject to any such mortgage certified to the Company, Notes Collateral Agent and the title company (including all improvements, easements and other customary matters thereon), meeting minimum standard detail requirements for ALTA/ACSM Land Title Surveys as such requirements are in effect on the date of preparation of such survey, (iii) customary opinions of counsel addressing such matters as are addressed in the comparable opinions provided to the holders of other First-Priority Obligations, (iv) evidence of insurance required to be maintained pursuant to the mortgages and this Indenture, and (v) if required by applicable law, if any portion of any of the Material Real Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto), maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations together with evidence of such acceptable flood insurance coverage.

(tt)	Section 17.02 of the Indenture is hereby amended by replacing the text of clause 17.02(g) thereof with the following text:

“If the Company (i) incurs Refinancing Facilities in connection with a Permitted Refinancing in respect of the Remaining Term Loan, and (ii) delivers to the Notes Collateral Agent an Officer’s Certificate so stating and requesting the Notes Collateral Agent to enter into the Senior Lien Intercreditor Agreement in favor of a designated agent or representative for the holders of the Refinancing Facilities so incurred, the Notes Collateral Agent shall (and is hereby authorized and directed to) enter into such Senior Lien Intercreditor Agreement, bind the holders on the terms set forth therein and perform and observe its obligations thereunder.”

(uu)	Section 18.02 of the Indenture is hereby amended by replacing the text of clause 18.02(b)(vi) thereof with the following text:

“~~[reserved]~~the consummation of any transaction permitted by this Indenture as a result of which such Subsidiary Guarantor becomes an Excluded Subsidiary; provided that the Holders of a majority in aggregate principal amount of the Notes then outstanding shall have consented to such transaction (to the extent required by this Indenture) and the terms of such consent did not provide otherwise;”

(vv)
Any definitions used exclusively in the provisions of the Indenture or Notes that are deleted pursuant to the amendments set forth under this Supplemental Indenture, and any definitions used exclusively within such definitions, are hereby deleted in their entirety from the Indenture and the Notes, and all textual references in the Indenture and the Notes exclusively relating to such definitions are hereby deleted in their entirety.

3.
Effectiveness.  This Supplemental Indenture shall become a binding agreement between the parties hereto and effective when executed by the parties hereto. Notwithstanding the foregoing, the amendments to the Indenture set forth herein shall not become operative until the consummation of the Refinancing Transaction.

4.
Ratification of Indenture; Supplemental Indentures Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

5.	Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

6.	Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

7.
Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  Delivery by electronic transmission of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment.

8.	Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first written above.

GANNETT CO., INC.

By:	/s/ Michael E. Reed
Name: Michael E. Reed
Title: President and Chief Executive Officer

[Signature Page to Second Supplemental Indenture]

GANNETT HOLDINGS LLC
By: GANNETT CO., INC., as its Sole Member

By:	/s/ Michael E. Reed
Name: Michael E. Reed
Title: President and Chief Executive Officer

[Signature Page to Second Supplemental Indenture]

EACH SUBSIDIARY GUARANTOR LISTED ON ANNEX I:

By:	/s/ Mark Maring
Name: Mark Maring
Title: As Indicated on Annex I

EACH SUBSIDIARY GUARANTOR LISTED ON ANNEX II:

By:	/s/ Michael E. Reed
Name: Michael E. Reed
Title: As Indicated on Annex II

[Signature Page to Second Supplemental Indenture]

AMERICAN INFLUENCER AWARDS LLC

By:	/s/ Jason Taylor
Name: Jason Taylor
Title: Manager

By:	/s/ Christopher Crellin
Name: Christopher Crellin
Title: Manager

[Signature Page to Second Supplemental Indenture]

GIDDYUP EVENTS, LLC MILWAUKEE MARATHON LLC ENMOTIVE COMPANY LLC

By:	/s/ Bradford Scudder
Name: Bradford Scudder
Title: Manager

[Signature Page to Second Supplemental Indenture]

GANNETT INTERNATIONAL FINANCE LLC

By:	/s/ Michael E. Reed
Name: Michael E. Reed
Title: Manager

By:	/s/ Douglas E. Horne
Name: Douglas E. Horne
Title: Manager

By:	/s/ Polly Grunfeld Sack
Name: Polly Grunfeld Sack
Title: Manager

[Signature Page to Second Supplemental Indenture]

EACH GUARANTOR LISTED ON ANNEX III:

By:	/s/ Michael E. Reed
Name: Michael E. Reed
Title: As Indicated on Annex III

[Signature Page to Second Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ William Sicking
	Name:	William Sicking
	Title:	Vice President

[Signature Page to Second Supplemental Indenture]

Annex I

Exact Legal Name of Each Guarantor	Signature Block
BridgeTower Media Holding Company	Mark Maring - Senior Vice President of Finance and Treasurer
CA Alabama Holdings, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
CA Louisiana Holdings, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
CA Massachusetts Holdings, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
CA North Carolina Holdings, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
CA South Carolina Holdings, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
Copley Ohio Newspapers, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
CyberInk, LLC	GateHouse Media Pennsylvania Holdings, Inc., as its Sole Member Mark Maring - Senior Vice President of Finance and Treasurer
Daily Journal of Commerce, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
Daily Reporter Publishing Company	Mark Maring - Senior Vice President of Finance and Treasurer
DB Acquisition, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
DB Arkansas Holdings, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
DB Iowa Holdings, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
DB North Carolina Holdings, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
DB Oklahoma Holdings, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
DB Tennessee Holdings, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
DB Texas Holdings, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
DB Washington Holdings, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
Enterprise NewsMedia Holding, LLC	GateHouse Media Massachusetts II, Inc., as its Sole Member Mark Maring - Senior Vice President of Finance and Treasurer
Enterprise NewsMedia, LLC	Enterprise NewsMedia Holding, LLC, as its Sole Member By GateHouse Media Massachusetts II, Inc., its Sole Member Mark Maring - Senior Vice President of Finance and Treasurer
Enterprise Publishing Company, LLC
Enterprise NewsMedia, LLC, as its Member

By Enterprise NewsMedia Holding, LLC, its Member

By GateHouse Media Massachusetts II, Inc., its Member
Mark Maring—Senior Vice President of Finance and Treasurer

Finance and Commerce, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
GateHouse Media Alaska Holdings, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
GateHouse Media Arkansas Holdings, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
GateHouse Media California Holdings, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
GateHouse Media Colorado Holdings, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
GateHouse Media Connecticut Holdings, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
GateHouse Media Corning Holdings, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
GateHouse Media Delaware Holdings, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
GateHouse Media Directories Holdings, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer

Annex I – 1

Exact Legal Name of Each Guarantor	Signature Block
GateHouse Media Freeport Holdings, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
GateHouse Media Georgia Holdings, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
GateHouse Media Illinois Holdings II, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
GateHouse Media Illinois Holdings, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
GateHouse Media Indiana Holdings, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
GateHouse Media Iowa Holdings, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
GateHouse Media Kansas Holdings II, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
GateHouse Media Kansas Holdings, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
GateHouse Media Lansing Printing, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
GateHouse Media Louisiana Holdings, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
GateHouse Media Macomb Holdings, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
GateHouse Media Management Services, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
GateHouse Media Maryland Holdings, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
GateHouse Media Massachusetts I, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
GateHouse Media Massachusetts II, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
GateHouse Media Michigan Holdings II, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
GateHouse Media Michigan Holdings, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
GateHouse Media Minnesota Holdings, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
GateHouse Media Missouri Holdings II, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
GateHouse Media Missouri Holdings, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
GateHouse Media Nebraska Holdings, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
GateHouse Media New York Holdings, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
GateHouse Media North Dakota Holdings, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
GateHouse Media Ohio Holdings II, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
GateHouse Media Ohio Holdings, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
GateHouse Media Oklahoma Holdings, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
GateHouse Media Oregon Holdings, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
GateHouse Media Pennsylvania Holdings, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
GateHouse Media South Dakota Holdings, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
GateHouse Media Suburban Newspapers, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
GateHouse Media Tennessee Holdings, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer

Annex I – 2

Exact Legal Name of Each Guarantor	Signature Block
GateHouse Media Texas Holdings II, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
GateHouse Media Texas Holdings, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
GateHouse Media Virginia Holdings, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
George W. Prescott Publishing Company, LLC
Enterprise NewsMedia, LLC, as its Member

By Enterprise NewsMedia Holding, LLC, as its Sole Member

By GateHouse Media Massachusetts II, Inc., as its Sole Member

Mark Maring—Senior Vice President of Finance and Treasurer

LMG Maine Holdings, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
LMG Massachusetts, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
LMG Nantucket, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
LMG National Publishing, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
LMG Rhode Island Holdings, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
LMG Stockton, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
Local Media Group Holdings LLC	Mark Maring - Senior Vice President of Finance and Treasurer
Local Media Group, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
Loco Sports, LLC	Mark Maring - Senior Vice President of Finance and Treasurer
Low Realty, LLC
Enterprise NewsMedia, LLC, as its Sole Member

By Enterprise NewsMedia Holding, LLC, as its Sole Member

By GateHouse Media Massachusetts II, Inc., as its Sole Member

Mark Maring—Senior Vice President of Finance  and Treasurer

LRT Four Hundred, LLC
Enterprise NewsMedia, LLC, as its Sole Member

By Enterprise NewsMedia Holding, LLC, as its Sole Member

By GateHouse Media Massachusetts II, Inc., as its Sole Member

Mark Maring—Senior Vice President of Finance and Treasurer

Mineral Daily News Tribune, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
News Leader, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
Seacoast Newspapers, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
SureWest Directories	Mark Maring - Senior Vice President of Finance and Treasurer
Terry Newspapers, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
The Mail Tribune, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
The Nickel of Medford, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
The Peoria Journal Star, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
ThriveHive, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
UpCurve Cloud LLC	UpCurve, Inc Mark Maring—Senior Vice President of Finance and Treasurer
UpCurve, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
W-Systems Corp.	Mark Maring - Senior Vice President of Finance and Treasurer

Annex I – 3

Annex II

Exact Legal Name of Each Guarantor	Signature Block
Arizona News Service, LLC
Dolco Acquisition, LLC, as its Manager

By GateHouse Media Operating, LLC, as its Sole Member

By GateHouse Media Holdco, LLC, as its Sole Member

By GateHouse Media Intermediate Holdco, LLC, as its Sole Member

By GateHouse Media, LLC, as its Sole Member

By New Media Holdings II LLC, as its Sole Member

By New Media Holdings I LLC, as its Sole Member

By Gannett Media Corp., as its Sole Member

Michael E. Reed - President and Chief Executive Officer

BridgeTower Media DLN, LLC
Dolco Acquisition, LLC, as its Manager

By GateHouse Media Operating, LLC, as its Sole Member

By GateHouse Media Holdco, LLC, as its Sole Member

By GateHouse Media Intermediate Holdco, LLC, as its Sole Member

By GateHouse Media, LLC, as its Sole Member

By New Media Holdings II LLC, as its Sole Member

By New Media Holdings I LLC, as its Sole Member

By Gannett Media Corp., as its Sole Member

Michael E. Reed - President and Chief Executive Officer

BridgeTower Media, LLC
Dolco Acquisition, LLC, as its Sole Member

By GateHouse Media Operating, LLC, as its Sole Member

By GateHouse Media Holdco, LLC, as its Sole Member

By GateHouse Media Intermediate Holdco, LLC, as its Sole Member

By GateHouse Media, LLC, as its Sole Member

By New Media Holdings II LLC, as its Sole Member

By New Media Holdings I LLC, as its Sole Member

By Gannett Media Corp., as its Sole Member

Michael E. Reed - President and Chief Executive Officer

CA Florida Holdings, LLC
Cummings Acquisition, LLC, as its Sole Member

By GateHouse Media Operating, LLC, as its Sole Member

By GateHouse Media Holdco, LLC, as its Sole Member

By GateHouse Media Intermediate Holdco, LLC, as its Sole Member

By GateHouse Media, LLC, as its Sole Member

By New Media Holdings II LLC, as its Sole Member

By New Media Holdings I LLC, as its Sole Member

By Gannett Media Corp., as its Sole Member

Michael E. Reed - President and Chief Executive Officer

Annex II – 1

Exact Legal Name of Each Guarantor	Signature Block
Cummings Acquisition, LLC
GateHouse Media Operating, LLC, as its Sole Member

By GateHouse Media Holdco, LLC, as its Sole Member

By GateHouse Media Intermediate Holdco, LLC, as its Sole Member

By GateHouse Media, LLC, as its Sole Member

By New Media Holdings II LLC, as its Sole Member

By New Media Holdings I LLC, as its Sole Member

By Gannett Media Corp., as its Sole Member

Michael E. Reed - President and Chief Executive Officer

Dolco Acquisition, LLC
GateHouse Media Operating, LLC, as its Sole Member

By GateHouse Media Holdco, LLC, its Sole Member

By GateHouse Media Intermediate Holdco, LLC, as its Sole Member

By GateHouse Media, LLC, as its Sole Member

By New Media Holdings II LLC, as its Sole Member

By New Media Holdings I LLC, as its Sole Member

By Gannett Media Corp., as its Sole Member

Michael E. Reed - President and Chief Executive Officer

ENHE Acquisition, LLC
GateHouse Media Operating, LLC, as its Sole Member

By GateHouse Media Holdco, LLC, its Sole Member

By GateHouse Media Intermediate Holdco, LLC, as its Sole Member

By GateHouse Media, LLC, as its Sole Member

By New Media Holdings II LLC, as its Sole Member

By New Media Holdings I LLC, as its Sole Member

By Gannett Media Corp., as its Sole Member

Michael E. Reed - President and Chief Executive Officer

Gannett Ventures LLC	New Media Ventures Group LLC, as its Sole Member By Gannett Media Corp., as its Sole Member Michael E. Reed - President and Chief Executive Officer
GateHouse Media Holdco, LLC
GateHouse Media Intermediate Holdco, LLC, as its Sole Member

By GateHouse Media, LLC, its Sole Member

By New Media Holdings II LLC, its Sole Member

By New Media Holdings I LLC, its Sole Member

By Gannett Media Corp., as its Sole Member

Michael E. Reed - President and Chief Executive Officer

GateHouse Media Intermediate Holdco, LLC
GateHouse Media, LLC, as its Member

By New Media Holdings II LLC, its Sole Member

New Media Holdings I LLC, its Sole Member

By Gannett Media Corp., as its Sole Member

Michael E. Reed - President and Chief Executive Officer

Annex II – 2

Exact Legal Name of Each Guarantor	Signature Block
GateHouse Media Operating, LLC
GateHouse Media Holdco, LLC, as its Sole Member

By GateHouse Media Intermediate Holdco, LLC, as its Sole Member

By GateHouse Media, LLC, as its Sole Member

By New Media Holdings II LLC, its Sole Member

By New Media Holdings I LLC, its Sole Member

By Gannett Media Corp., as its Sole Member

Michael E. Reed - President and Chief Executive Officer

GateHouse Media, LLC	New Media Holdings II LLC, as its Sole Member By New Media Holdings I LLC, its Sole Member By Gannett Media Corp., as its Sole Member Michael E. Reed - President and Chief Executive Officer
Idaho Business Review, LLC
Dolco Acquisition, LLC, as its Manager

By GateHouse Media Operating, LLC, as its Sole Member

By GateHouse Media Holdco, LLC, as its Sole Member

By GateHouse Media Intermediate Holdco, LLC, as its Sole Member

By GateHouse Media, LLC, as its Sole Member

By New Media Holdings II LLC, as its Sole Member

By New Media Holdings I LLC, as its Sole Member

By Gannett Media Corp., as its Sole Member

Michael E. Reed - President and Chief Executive Officer

Lawyer's Weekly, LLC
Dolco Acquisition, LLC, as its Manager

By GateHouse Media Operating, LLC, as its Sole Member

By GateHouse Media Holdco, LLC, as its Sole Member

By GateHouse Media Intermediate Holdco, LLC, as its Sole Member

By GateHouse Media, LLC, as its Sole Member

By New Media Holdings II LLC, as its Sole Member

By New Media Holdings I LLC, as its Sole Member

By Gannett Media Corp., as its Sole Member

Michael E. Reed - President and Chief Executive Officer

Liberty SMC, L.L.C.
GateHouse Media Operating, LLC

By GateHouse Media Holdco, LLC, as its Sole Member

By GateHouse Media Intermediate Holdco, LLC, as its Sole Member

By GateHouse Media, LLC, as its Sole Member

By New Media Holdings II LLC, its Sole Member

By New Media Holdings I LLC, its Sole Member

By Gannett Media Corp., as its Sole Member

Michael E. Reed - President and Chief Executive Officer

Annex II – 3

Exact Legal Name of Each Guarantor	Signature Block
Long Island Business News, LLC
Dolco Acquisition, LLC, as its Manager

By GateHouse Media Operating, LLC, as its Sole Member

By GateHouse Media Holdco, LLC, as its Sole Member

By GateHouse Media Intermediate Holdco, LLC, as its Sole Member

By GateHouse Media, LLC, as its Sole Member

By New Media Holdings II LLC, as its Sole Member

By New Media Holdings I LLC, as its Sole Member

By Gannett Media Corp., as its Sole Member

Michael E. Reed - President and Chief Executive Officer

Missouri Lawyers Media, LLC
Dolco Acquisition, LLC, as its Manager

By GateHouse Media Operating, LLC, as its Sole Member

By GateHouse Media Holdco, LLC, as its Sole Member

By GateHouse Media Intermediate Holdco, LLC, as its Sole Member

By GateHouse Media, LLC, as its Sole Member

By New Media Holdings II LLC, as its Sole Member

By New Media Holdings I LLC, as its Sole Member

By Gannett Media Corp., as its Sole Member

Michael E. Reed - President and Chief Executive Officer

New Media Holdings I LLC	Gannett Media Corp., as its Sole Member Michael E. Reed - President and Chief Executive Officer
New Media Holdings II LLC	New Media Holdings I LLC, as its Sole Member By Gannett Media Corp., as its Sole Member Michael E. Reed - President and Chief Executive Officer
New Media Ventures Group LLC	Gannett Media Corp., as its Sole Member Michael E. Reed - President and Chief Executive Officer
New Orleans Publishing Group, L.L.C.
Dolco Acquisition, LLC, as its Manager

By GateHouse Media Operating, LLC, as its Sole Member

By GateHouse Media Holdco, LLC, as its Sole Member

By GateHouse Media Intermediate Holdco, LLC, as its Sole Member

By GateHouse Media, LLC, as its Sole Member

By New Media Holdings II LLC, as its Sole Member

By New Media Holdings I LLC, as its Sole Member

By Gannett Media Corp., as its Sole Member

Michael E. Reed - President and Chief Executive Officer

Annex II – 4

Exact Legal Name of Each Guarantor	Signature Block
NOPG, L.L.C.
New Orleans Publishing Group, L.L.C., as its Manager

By Dolco Acquisition, LLC, as its Manager

By GateHouse Media Operating, LLC, as its Sole Member

By GateHouse Media Holdco, LLC, as its Sole Member

By GateHouse Media Intermediate Holdco, LLC, as its Sole Member

By GateHouse Media, LLC, as its Sole Member

By New Media Holdings II LLC, as its Sole Member

By New Media Holdings I LLC, as its Sole Member

By Gannett Media Corp., as its Sole Member

Michael E. Reed - President and Chief Executive Officer

The Daily Record Company, LLC
Dolco Acquisition, LLC, as its Manager

By GateHouse Media Operating, LLC, as its Sole Member

By GateHouse Media Holdco, LLC, as its Sole Member

By GateHouse Media Intermediate Holdco, LLC, as its Sole Member

By GateHouse Media, LLC, as its Sole Member

By New Media Holdings II LLC, as its Sole Member

By New Media Holdings I LLC, as its Sole Member

By Gannett Media Corp., as its Sole Member

Michael E. Reed - President and Chief Executive Officer

The Journal Record Publishing Co., LLC
Dolco Acquisition, LLC, as its Manager

By GateHouse Media Operating, LLC, as its Sole Member

By GateHouse Media Holdco, LLC, as its Sole Member

By GateHouse Media Intermediate Holdco, LLC, as its Sole Member

By GateHouse Media, LLC, as its Sole Member

By New Media Holdings II LLC, as its Sole Member

By New Media Holdings I LLC, as its Sole Member

By Gannett Media Corp., as its Sole Member

Michael E. Reed - President and Chief Executive Officer

The NWS Company, LLC
Dolco Acquisition, LLC, as its Manager

By GateHouse Media Operating, LLC, as its Sole Member

By GateHouse Media Holdco, LLC, as its Sole Member

By GateHouse Media Intermediate Holdco, LLC, as its Sole Member

By GateHouse Media, LLC, as its Sole Member

By New Media Holdings II LLC, as its Sole Member

By New Media Holdings I LLC, as its Sole Member

By Gannett Media Corp., as its Sole Member

Michael E. Reed - President and Chief Executive Officer

Annex II – 5

Exact Legal Name of Each Guarantor	Signature Block
Ventures Endurance Events, LLC	Ventures Endurance, LLC By Gannett Ventures LLC By New Media Ventures Group LLC, as its Sole Member By Gannett Media Corp., as its Sole Member Michael E. Reed - President and Chief Executive Officer
Ventures Endurance, LLC	Gannett Ventures LLC By New Media Ventures Group LLC, as its Sole Member By Gannett Media Corp., as its Sole Member Michael E. Reed - President and Chief Executive Officer

Annex II – 6

Annex III

Exact Legal Name of Each Guarantor	Signature Block
Action Advertising, Inc.	Michael E. Reed - President and Chief Executive Officer
Alexandria Newspapers, Inc.	Michael E. Reed - President and Chief Executive Officer
Baxter County Newspapers, Inc.	Michael E. Reed - President and Chief Executive Officer
Bizzy, Inc.	Michael E. Reed - President and Chief Executive Officer
Boat Spinco, Inc.	Michael E. Reed - President and Chief Executive Officer
Citizen Publishing Company	Michael E. Reed - President and Chief Executive Officer
DealOn, LLC	ReachLocal,Inc., as its Sole Member Michael E. Reed - President and Chief Executive Officer
Des Moines Press Citizen LLC	Des Moines Register and Tribune Company, as its Sole Member Michael E. Reed - President and Chief Executive Officer
Des Moines Register and Tribune Company	Michael E. Reed - President and Chief Executive Officer
Desert Sun Publishing, LLC
Gannett Media Services, LLC, as its Sole Member

By Gannett Media Corp., as its Sole Member

o          Michael E. Reed - President and Chief Executive Officer

By The Desert Sun Publishing Co., as its Member

o          Michael E. Reed - President and Chief Executive Officer

By Gannett Satellite Information Network, LLC, as its Member

o          By Gannett Media Corp., as its Sole Member

◾          Michael E. Reed - President and Chief Executive Officer

By Gannett International Communications, Inc., as its Member

o          Michael E. Reed - President and Chief Executive Officer

Desk Spinco, Inc.	Michael E. Reed - President and Chief Executive Officer
Detroit Free Press, Inc.	Michael E. Reed - President and Chief Executive Officer
DiGiCol, Inc.	Michael E. Reed - President and Chief Executive Officer
Evansville Courier Company, Inc.	Michael E. Reed - President and Chief Executive Officer
Federated Publications, Inc.	Michael E. Reed - President and Chief Executive Officer
FoodBlogs, LLC	Grateful Media, LLC By Gannett Satellite Information Network, LLC, as its Sole Member By Gannett Media Corp., as its Sole Member Michael E. Reed - President and Chief Executive Officer
Gannett GP Media, Inc.	Michael E. Reed - President and Chief Executive Officer
Gannett International Communications, Inc.	Michael E. Reed - President and Chief Executive Officer
Gannett Media Corp.	Michael E. Reed - President and Chief Executive Officer

Annex III – 1

Exact Legal Name of Each Guarantor	Signature Block
Gannett Media Services, LLC
Gannett Media Corp., as its Member

Michael E. Reed - President and Chief Executive Officer

The Desert Sun Publishing Co., as its Member

Michael E. Reed - President and Chief Executive Officer

Gannett Satellite Information Network, LLC, as its Member

By Gannett Media Corp., as its Sole Member

o          Michael E. Reed - President and Chief Executive Officer

Gannett International Communications, Inc., as its Member

Michael E. Reed - President and Chief Executive Officer

Gannett MHC Media, Inc.	Michael E. Reed - President and Chief Executive Officer
Gannett Missouri Publishing, Inc.	Michael E. Reed - President and Chief Executive Officer
Gannett Publishing Services, LLC	Gannett Satellite Information Network, LLC, as its Managing Member By Gannett Media Corp., as its Sole Member Michael E. Reed - President and Chief Executive Officer
Gannett Retail Advertising Group, Inc.	Michael E. Reed - President and Chief Executive Officer
Gannett River States Publishing Corporation	Michael E. Reed - President and Chief Executive Officer
Gannett Satellite Information Network, LLC	Gannett Media Corp., as its Sole Member Michael E. Reed - President and Chief Executive Officer
Gannett Supply Corporation	Michael E. Reed - President and Chief Executive Officer
Gannett UK Media, LLC	Gannett Media Corp., as its Sole Member Michael E. Reed - President and Chief Executive Officer
Gannett Vermont Publishing, Inc.	Michael E. Reed - President and Chief Executive Officer
GCCC, LLC	Gannett Missouri Publishing, Inc., as its Sole Member Michael E. Reed - President and Chief Executive Officer
GCOE, LLC	Gannett Satellite Information Network, LLC, as its Managing Member By Gannett Media Corp., as its Sole Member Michael E. Reed - President and Chief Executive Officer
GFHC, LLC	Gannett Media Corp., as its Sole Member Michael E. Reed - President and Chief Executive Officer
GNSS LLC	Gannett Media Corp., as its Sole Member Michael E. Reed - President and Chief Executive Officer
Grateful Media, LLC	Gannett Satellite Information Network, LLC, as its Sole Member By Gannett Media Corp., as its Sole Member Michael E. Reed - President and Chief Executive Officer
Guam Publications, Incorporated (Pacific Daily News)	Michael E. Reed - President and Chief Executive Officer

Annex III – 2

Exact Legal Name of Each Guarantor	Signature Block
Imagn Content Services, LLC
USA Today Sports Media Group, LLC, as its Sole Member

By Gannett Satellite Information Network, LLC, as its Managing Member

By Gannett Media Corp., as its Sole Member

Michael E. Reed - President and Chief Executive Officer

Journal Community Publishing Group, Inc.	Michael E. Reed - President and Chief Executive Officer
Journal Media Group, Inc.	Michael E. Reed - President and Chief Executive Officer
Journal Sentinel Inc.	Michael E. Reed - President and Chief Executive Officer
Kickserv, Inc.	Michael E. Reed - President and Chief Executive Officer
LOCALiQ LLC	Gannett Media Corp., as its Sole Member Michael E. Reed - President and Chief Executive Officer
Memphis Publishing Company	Michael E. Reed - President and Chief Executive Officer
Multimedia, Inc.	Michael E. Reed - President and Chief Executive Officer
Pacific Media, Inc.	Michael E. Reed - President and Chief Executive Officer
Phoenix Newspapers, Inc.	Michael E. Reed - President and Chief Executive Officer
Press-Citizen Company, Inc.	Michael E. Reed - President and Chief Executive Officer
ReachLocal Canada, Inc.	Michael E. Reed - President and Chief Executive Officer
ReachLocal DP, Inc.	Michael E. Reed - President and Chief Executive Officer
ReachLocal International GP LLC	ReachLocal International, Inc. Michael E. Reed - President and Chief Executive Officer
ReachLocal International, Inc.	Michael E. Reed - President and Chief Executive Officer
ReachLocal, Inc.	Michael E. Reed - President and Chief Executive Officer
Reno Newspapers, Inc.	Michael E. Reed - President and Chief Executive Officer
Salinas Newspapers LLC
Gannett Media Services, LLC, as its Sole Member

By Gannett Media Corp., as its Sole Member

o          Michael E. Reed - President and Chief Executive Officer

By The Desert Sun Publishing Co., as its Member

o          Michael E. Reed - President and Chief Executive Officer

By Gannett Satellite Information Network, LLC, as its Member

o          By Gannett Media Corp., as its Sole Member

◾          Michael E. Reed - President and Chief Executive Officer

By Gannett International Communications, Inc., as its Member

o          Michael E. Reed - President and Chief Executive Officer

Scripps NP Operating, LLC	Desk Spinco, Inc., as its Sole Member Michael E. Reed - President and Chief Executive Officer
Sedona Publishing Company, Inc.	Michael E. Reed - President and Chief Executive Officer
State-Kilbourn Holdings LLC	Journal Sentinel Inc., as its Sole Member Michael E. Reed - President and Chief Executive Officer

Annex III – 3

Exact Legal Name of Each Guarantor	Signature Block
Texas-New Mexico Newspapers, LLC
Texas-New Mexico Newspapers, LLC, as its Manager

By The Sun Company of San Bernardino, California LLC, as its Managing Member

By Gannett Media Services, LLC, as its Sole Member

By Gannett Media Corp., as its Sole Member

Michael E. Reed - President and Chief Executive Officer

Thanksgiving Ventures, LLC	Grateful Media, LLC By Gannett Satellite Information Network, LLC, as its Sole Member By Gannett Media Corp., as its Sole Member Michael E. Reed - President and Chief Executive Officer
The Advertiser Company	Michael E. Reed - President and Chief Executive Officer
The Courier-Journal, Inc.	Michael E. Reed - President and Chief Executive Officer
The Desert Sun Publishing Co.	Michael E. Reed - President and Chief Executive Officer
The Sun Company of San Bernardino, California LLC
Gannett Media Services, LLC, as its Sole Member

◾          By Gannett Media Corp., as its Sole Member

o          Michael E. Reed - President and Chief Executive Officer

◾          By The Desert Sun Publishing Co., as its Member

o          Michael E. Reed - President and Chief Executive Officer

◾          By Gannett Satellite Information Network, LLC, as its Member

o          By Gannett Media Corp., as its Sole Member

◾          Michael E. Reed - President and Chief Executive Officer

◾          By Gannett International Communications, Inc., as its Member

o          Michael E. Reed - President and Chief Executive Officer

The Times Herald Company	Michael E. Reed - President and Chief Executive Officer
USA Today Sports Media Group, LLC	Gannett Satellite Information Network, LLC, as its Managing Member By Gannett Media Corp., as its Sole Member Michael E. Reed - President and Chief Executive Officer

Annex III – 4

Exact Legal Name of Each Guarantor	Signature Block
Visalia Newspapers LLC
Gannett Media Services, LLC, as its Sole Member

◾          By Gannett Media Corp., as its Sole Member

o          Michael E. Reed - President and Chief Executive Officer

◾          By The Desert Sun Publishing Co., as its Member

o          Michael E. Reed - President and Chief Executive Officer

◾          By Gannett Satellite Information Network, LLC, as its Member

o          By Gannett Media Corp., as its Sole Member

◾          Michael E. Reed - President and Chief Executive Officer

◾          By Gannett International Communications, Inc., as its Member

o          Michael E. Reed - President and Chief Executive Officer

Wordstream, Inc.	Michael E. Reed - President and Chief Executive Officer
x.com, Inc.	Michael E. Reed - President and Chief Executive Officer
York Daily Record-York Sunday News LLC	Michael E. Reed - President and Chief Executive Officer
York Dispatch LLC	Michael E. Reed - President and Chief Executive Officer
York Newspaper Company
By York Newspapers Holdings, L.P., as its General Partner

By York Partnership Holdings, LLC, as its General Partner

By Texas-New Mexico Newspapers, LLC, as its Managing Member

By The Sun Company of San Bernardino, California LLC, as its Managing Member

By Gannett Media Services, LLC, as its Sole Member

By Gannett Media Corp., as its Sole Member

Michael E. Reed - President and Chief Executive Officer

By York Partnership Holdings, LLC, as its General Partner

By Texas-New Mexico Newspapers, LLC, as its Managing Member

By The Sun Company of San Bernardino, California LLC, as its Managing Member

By Gannett Media Services, LLC, as its Sole Member

By Gannett Media Corp., as its Sole Member

Michael E. Reed - President and Chief Executive Officer

Annex III – 5

Exact Legal Name of Each Guarantor	Signature Block
York Newspapers Holdings, L.P.
York Partnership Holdings, LLC, as its General Partner

By Texas-New Mexico Newspapers, LLC, as its Managing Member

By The Sun Company of San Bernardino, California LLC, as its Managing Member

By Gannett Media Services, LLC, as its Sole Member

By Gannett Media Corp., as its Sole Member

Michael E. Reed - President and Chief Executive Officer

Annex III – 6